UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TripAdvisor, Inc. We will hold the Annual Meeting on Thursday, June 21, 2018, at 11:00 a.m. local time at the Residence Inn located at 80 B Street, Needham, MA 02494.

At the Annual Meeting, stockholders will be asked (1) to elect the eight directors named in this Proxy Statement, (2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, (3) to approve the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan; (4) to approve, on an advisory basis, the compensation of our named executive officers; (5) to vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers; and (6) to consider and act upon any other business that may properly come before the meeting and any adjournments or postponements thereof. The Board of Directors recommends a vote FOR proposals (1) through (4) and for every “THREE” years on proposal (5).

You may vote if you were a stockholder of record on April 23, 2018. You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on the website noted in the Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your stockholder identification number, which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,
STEPHEN KAUFER
President and Chief Executive Officer

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2018

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Thursday, June 21, 2018, at 11:00 a.m. local time at the Residence Inn located at 80 B Street, Needham, MA 02494. At the Annual Meeting, stockholders will be asked to consider the following:

1.To elect the eight directors named in this Proxy Statement, each to serve for a one-year term from the date of his election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.To approve the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan;

4.To approve, on an advisory basis, the compensation of our named executive officers;

5.To vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers; and

6.To consider and act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TripAdvisor capital stock at the close of business on April 23, 2018 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will furnish proxy materials over the Internet.  We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 27, 2018, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

SETH J. KALVERT
Senior Vice President, General Counsel and Secretary

April 27, 2018

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 21, 2018

This Proxy Statement and the 2017 Annual Report are available at:

http://ir.tripadvisor.com/annual-proxy.cfm

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TripAdvisor, Inc.  | 2018 Proxy Statement  1

PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of TripAdvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by TripAdvisor’s Board of Directors for use at its 2018 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “TripAdvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to TripAdvisor, Inc. and its subsidiaries.  An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2017, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

TripAdvisor’s principal executive offices are currently located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to TripAdvisor stockholders on or about April 27, 2018.

Date, Time and Place of Meeting

The Annual Meeting will be held on Thursday, June 21, 2018, at 11:00 a.m. local time at the Residence Inn located at 80 B Street, Needham, MA 02494.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

The Board of Directors established the close of business on April 23, 2018 as the record date for determining the holders of TripAdvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 125,819,936 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, on (i) the election of six of the eight director nominees, (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2018, (iii) the approval of the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan; (iv) the approval, on an advisory basis, of the compensation of our named executive officers; and (v) the vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers.  TripAdvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the two director nominees that the holders of TripAdvisor common stock are entitled to elect as a separate class pursuant to TripAdvisor’s restated certificate of incorporation.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock previously held by Liberty Interactive Corporation, which is currently known as Qurate Retail, Inc. (“Liberty”) was transferred to Liberty TripAdvisor Holdings, Inc. (“LTRIP”).  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.  Liberty also assigned to LTRIP its rights and obligations under the Governance Agreement between TripAdvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

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As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.4% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of the LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 22.3% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing 57.6% of our voting power. As a result, regardless of the vote of any other TripAdvisor stockholder, LTRIP has control over the vote relating to (i) the election of six of the eight director nominees; (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) the approval of the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan; (iv) the approval, on an advisory basis, of the compensation of our named executive officers; and (v) the vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of six of the eight director nominees; (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) the approval of the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan; (iv) the approval, on an advisory basis, on the compensation of our named executive officers; and (v) the vote, on an advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. For the election of the two directors whom the holders of TripAdvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of TripAdvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

TripAdvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of TripAdvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise.

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Following the original mailing of the proxies and other soliciting materials, TripAdvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of TripAdvisor capital stock and to request authority for the exercise of proxies. In such cases, TripAdvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder:    Your shares are represented by certificates or book entries in your name on the records of TripAdvisor’s stock transfer agent and you have the right to vote those shares directly; or

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Beneficial stockholder:    You hold your shares “in street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet.    Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone.    Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Mail.    Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1), (2), (3) and (4) and for every “THREE YEARS” on proposal (5).

TripAdvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

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Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request for a new proxy card to TripAdvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

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PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our Board of Directors currently consists of nine members. Pursuant to the terms of TripAdvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.  The Board recommends that each of the eight nominees listed below be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Stephen Kaufer

Jay C. Hoag

Dipchand (Deep) Nishar

Jeremy Philips

Spencer M. Rascoff

Albert E. Rosenthaler

Robert S. Wiesenthal

TripAdvisor’s restated certificate of incorporation provides that the holders of TripAdvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be two directors as of the date of the Annual Meeting. The Board has designated Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of TripAdvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board of Directors and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied.  LTRIP has designated Messrs. Maffei and Rosenthaler as its nominees to the Board of Directors.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board of Directors.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the names of each of the nominees, along with his age, any positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that he should serve as a director of the company for the ensuing term.

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Gregory B. Maffei Age: 57 Director Since: 2013 Committee Memberships: Compensation Executive

Mr. Maffei has served as a director as well as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007, LTRIP since July 2013, Liberty Broadband Corporation (“LBC”) since June 2014 and GCI Liberty, Inc. since March 2018.  He has served as Chairman of the Board of Directors of Qurate Retail, Inc. (formerly, Liberty Interactive Corporation) (“Qurate”) since March 2018 and as a director of Qurate (including its predecessor) since November 2005. He previously served as President and Chief Executive Officer of Qurate from February 2006 to March 2018 and CEO-Elect from November 2005 through February 2006.  Prior to joining Qurate in 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation and Chief Financial Officer of Microsoft Corporation.  Mr. Maffei also currently serves on the Board of Directors of the following public companies:  Sirius XM Holdings Inc., Live Nation Entertainment, Inc., Charter Communications, Inc., Zillow Group, Inc. and Pandora Media, Inc.  Mr. Maffei is a member of the Council on Foreign Relations and the Board of Trustees of Dartmouth College.  Mr. Maffei previously served on the Board of Directors of Starz, Electronic Arts, Inc., Barnes & Noble, Inc., Citrix Systems, Inc., DirecTV, Starbucks Corp., and Dorling Kindersley Limited.  Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Board Membership Qualifications

Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy-making positions at LMC, Qurate, LBC and LTRIP, his previous executive positions at Oracle, 360networks and Microsoft and his other public company board experience. He provides our board with an executive and leadership perspective on the operation and management of large public companies and risk management principles.

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Stephen Kaufer Age: 55 Director Since: 2011 Committee Memberships: Executive

Mr. Kaufer co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date.  Mr. Kaufer has been a director of TripAdvisor since the completion of the spin-off of TripAdvisor from Expedia, Inc. (“Expedia”) in December 2011 (the “Spin-Off”).  Mr. Kaufer serves on the Board of Directors of CarGurus, Inc., a company traded on The Nasdaq Stock Market, LLC. Mr. Kaufer also serves as President and Chairman of the Board of The TripAdvisor Charitable Foundation, a private charitable foundation.  Mr. Kaufer serves on the boards of several privately-held companies, including GlassDoor, Inc., as well as the charity Neuroendocrine Tumor Research Foundation (formerly known as Caring for Carcinoid Foundation). Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer holds an A.B. in Computer Science from Harvard University.

Board Membership Qualifications

As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of our business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several other companies.

Jay C. Hoag Age: 59 Director Since: 2018 Committee Memberships: Compensation Section 16

Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a founding General Partner. Mr. Hoag serves on the Boards of Directors of the following public companies:  Electronic Arts Inc.; Zillow Group, Inc.; and Netflix, Inc. Mr. Hoag also serves on the Board of Directors of several private companies. Previously, Mr. Hoag has served on the Board of Directors of numerous other public and private companies. Mr. Hoag also serves on the Board of Trustees of Northwestern University and Vanderbilt University and the Investment Advisory Board of the University of Michigan.  Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

Board Membership Qualifications

As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to our Board. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide our Board with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

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Dipchand (Deep) Nishar Age: 49 Director Since: 2013 Committee Memberships: Compensation Section 16

Since June 2015, Mr. Nishar has been with SoftBank Investment Advisors and currently serves as Senior Managing Partner.  Prior to that, from January 2009 to October 2014, Mr. Nishar served in various roles with LinkedIn Corporation, most recently as Senior Vice President, Products and User Experience.  From August 2003 to January 2009, Mr. Nishar served in various roles with Google Inc., most recently as the Senior Director of Products for the Asia-Pacific region.  Mr. Nishar served on the Board of Directors of OPower, Inc. from August 2013 to June 2016.  Mr. Nishar holds an M.B.A. with highest honors (Baker Scholar) from Harvard Business School, an M.SEE from University of Illinois, Urbana-Champaign, and a B.Tech with honors from the Indian Institute of Technology.

Board Membership Qualifications

Mr. Nishar has significant operational experience in those matters which are directly applicable to our business and are areas of focus.  Mr. Nishar has an extensive background in the Internet industry and, in particular, the digital media and online advertising sectors.

Jeremy Philips Age: 45 Director Since: 2011 Committee Memberships: Audit

Mr. Philips has been a general partner of Spark Capital since May 2014.  From January 2012 until May 2014, Mr. Philips invested in private technology companies.  From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From July 2004 to March 2010, Mr. Philips held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman.  Prior to joining News Corporation, he served in several roles, including co-founder and Vice-Chairman of ecorp, a publicly traded Internet holding company, and as an analyst at McKinsey & Company.  Mr. Philips is on the Board of Directors of several private Internet companies.  He is an adjunct professor at Columbia Business School and holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications

Mr. Philips has significant strategic and operational experience acquired through his service as Chief Executive Officer and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

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Spencer M. Rascoff Age: 42 Director Since: 2013 Committee Memberships: Audit

Mr. Rascoff has served as the Chief Executive Officer of Zillow Group, Inc. since September 2010 and has served as a member of its Board of Directors since July 2011. Mr. Rascoff joined Zillow as one of its founding employees in 2005 and served as Vice President of Marketing and Chief Financial Officer from December 2008 to September 2010.   From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, or IAC, Expedia’s parent company at the time. Mr. Rascoff previously served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm, and an associate at TPG Capital, a private equity firm.  Mr. Rascoff also serves on Board of Directors of Hutch Interiors, Inc. a home design app, in which Zillow has been an investor since July 2017.  Mr. Rascoff also serves on the Seattle Children’s Hospital Research Institute Advisory Board.  Mr. Rascoff graduated cum laude with a B.A. in Government and Economics from Harvard University.

Board Membership Qualifications

Mr. Rascoff has significant operational and financial experience acquired through his current service as Chief Executive Officer and prior service as Chief Financial Officer of Zillow. Mr. Rascoff also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry and global travel industry.

Albert E. Rosenthaler Age: 58 Director Since: 2016 Committee Memberships:

Mr. Rosenthaler has served as Chief Corporate Development Officer of LMC, Qurate, LTRIP, LBC and Liberty Expedia Holdings, Inc. since October 2016, and GCI Liberty, Inc. since March 2018.  He previously served as Chief Tax Officer of LMC, Qurate, LTRIP and LBC from January 2016 to September 2016, and Liberty Expedia Holdings, Inc. from March 2016 to September 2016.  Prior to that, Mr. Rosenthaler served as a Senior Vice President of LMC (including its predecessor) from May 2007 to December 2015, Qurate (including its predecessors) from April 2002 to December 2015, LTRIP from July 2013 to December 2015 and LBC from June 2014 to December 2015.  Mr. Rosenthaler has also served on the Board of Directors of LTRIP since August 2014.  He is a graduate of Olivet College (B.A.) and University of Illinois (M.A.S.).

Board Membership Qualifications

Mr. Rosenthaler has significant executive and financial experience gained through his service as an executive officer of Qurate and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining QurateLiberty.  Mr. Rosenthaler brings a unique perspective to our Board of Directors, focused in particular on the areas of tax management, mergers and acquisitions and financial structuring.  Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration the application of tax laws and capital allocation.

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Robert S. Wiesenthal Age: 51 Director Since: 2011 Committee Memberships: Audit – Chair

Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of FlyBlade, Inc., a short distance aviation company that leverages mobile technology and crowdsourcing to provide easily accessible and cost-effective air travel.  From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America.  Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment.  Mr. Wiesenthal previously served on the Board of Directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications

Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he should be nominated as a director, each nominee has proven business acumen and an ability to exercise sound judgment, as well as a commitment to TripAdvisor and its Board of Directors as demonstrated by each nominee’s past service. The Board of Directors considered the NASDAQ requirement that TripAdvisor’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Messrs. Maffei, Hoag, Kaufer, Nishar, Rascoff and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.  Election of Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock, present in person or represented by proxy, voting together as a separate class.

We ask our stockholders to vote in favor of each of the director nominees.  Valid proxies received pursuant to this solicitation will be voted in the manner specified.  With respect to the election of directors, you may vote “FOR” or “WITHHOLD”.  Where no specification is made, it is intended that the proxies received from stockholders will be voted FOR the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

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CORPORATE GOVERNANCE

Executive Officers

Set forth below is certain background information, as of April 23, 2018, regarding TripAdvisor’s executive officers. There are no family relationships among directors or executive officers of TripAdvisor.

Name	Age	Position
Stephen Kaufer	55	Director, President and Chief Executive Officer
Ernst Teunissen	51	Senior Vice President, Chief Financial Officer and Treasurer
Seth J. Kalvert	48	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	47	President, Vacation Rentals and Attractions

Refer to “Proposal 1:  Election of Directors” above for information about our President and Chief Executive Officer Stephen Kaufer.

Ernst Teunissen has served as Senior Vice President, Chief Financial Officer and Treasurer of TripAdvisor since November 2015. From October 2009 to October 2015, Mr. Teunissen served in various capacities with Cimpress, N.V. (formerly known as Vistaprint, N.V.), most recently as Executive Vice President and Chief Financial Officer.  Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms:  Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009.  From August 1999 to February 2003, Mr. Teunissen served as an Executive Director in Morgan Stanley’s Investment Banking Division in London.  Mr. Teunissen worked as an Associate Director in Investment Banking at Deutsche Bank from February 1997 to February 1999 and as a Senior Strategy Consultant at Monitor Company from April 1990 to February 1995.  Mr. Teunissen holds an M.B.A. from the University of Oregon and a B.B.A. from Nijenrode University, The Netherlands School of Business.

Seth J. Kalvert has served as Senior Vice President, General Counsel and Secretary of TripAdvisor since August 2011. Mr. Kalvert also serves as Secretary and a director of The TripAdvisor Charitable Foundation, a private charitable foundation.  Prior to joining TripAdvisor, from March 2005 to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert worked at IAC/InterActiveCorp. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm.  Mr. Kalvert also serves on the Board of Directors of Citizen Schools and as Secretary and a director of the Internet Association, an industry trade group.  Mr. Kalvert holds an A.B. from Brown University and a J.D. from Columbia Law School.

Dermot M. Halpin has been serving as President of the Vacation Rentals division since December 2011 and President of the Attractions division since November 2016.  Mr. Halpin served as a board member commencing June 2009 and Chief Executive Officer commencing November 2009 of Autoquake, a venture-backed consumer Internet business, until his resignation in March 2011.  Prior to Autoquake, from October 2001 to December 2008, Mr. Halpin worked at Expedia, most recently serving as President of Expedia EMEA (Europe, Middle East and Africa).  Before joining Expedia, Mr. Halpin worked at several technology-driven businesses. Mr. Halpin holds an M.B.A. from INSEAD and studied engineering at University College Dublin, Ireland.

Board of Directors

Director Qualifications and Diversity

Our Board of Directors is comprised of a group of individuals whose previous experience, financial and business acumen, personal ethics and dedication and commitment to our company allow the Board to complete its key task of oversight.  The specific experience and qualifications of each of our Board

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members are set forth above. The Board is committed to a policy of inclusiveness and diversity. The Board believes members should be comprised of persons with diverse skills, expertise, backgrounds and experiences including, without limitation, the following areas:

•	management or board experience in a wide variety of enterprises and organizations;
•	banking, capital markets and finance;
•	accounting, audit and financial reporting;
•	compliance, legal and regulatory;
•	travel, technology, and commerce;
•	sales and marketing; and
•	operations.

In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the entire Board, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board of Directors and our stockholders. When seeking new Board candidates, the Board is committed to a policy of inclusiveness and will take reasonable steps to ensure that women and minority candidates are considered for the pool of candidates from which the Board nominees are chosen and will endeavor to include candidates from non-traditional venues.

Director Independence

Under the NASDAQ Stock Market Listing Rules (the “NASDAQ Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with these independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the NASDAQ Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

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Based on the information provided by each director concerning his background, employment and affiliations and upon review of this information, our Board of Directors previously determined that each of Ms. Singh Cassidy and Messrs. Nishar, Philips, Rascoff and Wiesenthal do not have a relationship that should interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the applicable rules and regulations of the SEC and NASDAQ. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the NASDAQ Rules, members of the Audit Committee and Compensation Committees also satisfied separate independence requirements under the current standards imposed by the SEC and the NASDAQ Rules for audit committee members and by the SEC, NASDAQ Rules and the Internal Revenue Service for compensation committee members.  At the first meeting of the Board of Directors following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Controlled Company Status

As of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.4% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 22.3% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.6% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its TripAdvisor holdings and related voting arrangements with the SEC.

The NASDAQ Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as TripAdvisor, from certain governance requirements under the NASDAQ Rules. On this basis, TripAdvisor is relying on the exemption for controlled companies from certain requirements under the NASDAQ Rules, including, among others, the requirement that the Compensation Committees be composed solely of independent directors and certain requirements relating to the nomination of directors. We may, in the future, rely on other exemptions available to a controlled company, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board of Directors, and Mr. Kaufer serves as President and Chief Executive Officer of TripAdvisor. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of TripAdvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of TripAdvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board of Directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board of Directors chair our Audit Committee, Compensation Committee and Section 16 Committee.

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Meeting Attendance

The Board of Directors met four times in 2017 and acted by written consent one time. During such period, each member of the Board of Directors attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of TripAdvisor stockholders. All of the incumbent directors who were directors at the time have historically attended the annual meetings of stockholders.

Committees of the Board of Directors

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the “Corporate Governance” section of the Investor Relations page of TripAdvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board of Directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit, Compensation and Section 16 Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of the Board of Directors and the members of each committee of the Board. At the first meeting of the Board of Directors following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Jay C. Hoag	—	X	X	—
Stephen Kaufer	—	—	—	X
Dipchand (Deep) Nishar	—	X	X	—
Jeremy Philips	X	—	—	—
Spencer M. Rascoff	X	—	—	—
Albert Rosenthaler	—	—	—	—
Sukhinder Singh Cassidy	—	Chair	Chair	—
Robert S. Wiesenthal	Chair	—	—	—

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Audit Committee

The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Philips, Rascoff and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee.  Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Wiesenthal, Philips and Rascoff is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board of Directors to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring (i) the integrity of our accounting, financial reporting and public disclosures process, (ii) our relationship with our independent registered public accounting firm, including qualifications, performance and independence, (iii) the performance of our internal audit department, and (iv) our compliance with legal and regulatory requirements. The Audit Committee met four times in 2017. The formal report of the Audit Committee with respect to the year ended December 31, 2017 is set forth in the section below titled “Audit Committee Report.”

Compensation Committee

The Compensation Committee currently consists of four directors:  Ms. Singh Cassidy and Messrs.  Maffei, Hoag and Nishar, Ms. Singh Cassidy is the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With the exception of Mr. Maffei, each member is an “independent director” as defined by the NASDAQ Rules.  No member of the Compensation Committee is an employee of TripAdvisor.

The Compensation Committee is responsible for (i) designing and overseeing compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans; (ii) administrating our stock plans, including approving grants of equity awards but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below); and (iii) periodically reviewing and approving compensation of the members of our Board. A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” The Compensation Committee met five times in 2017.

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Section 16 Committee

The Section 16 Committee currently consists of three directors: Ms. Singh Cassidy, Mr. Hoag and Mr. Nishar. Ms. Singh Cassidy is the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the NASDAQ Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to TripAdvisor’s executive officers. The Section 16 Committee met five times in 2017.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee

The Executive Committee currently consists of two directors:  Messrs. Kaufer and Maffei. The Executive Committee has the powers and authority of the Board of Directors, except for those matters that are specifically reserved to the Board of Directors under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. Following are some examples of matters that could be handled by the Executive Committee: (i) oversight and implementation of matters approved by the Board of Directors (including any share repurchase program);  (ii) administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under TripAdvisor’s financing arrangements; and (iii) in the case of a natural disaster or other emergency as a result of which a quorum of the Board of Directors cannot readily be convened for action, directing the management of the business and affairs of TripAdvisor during such emergency or natural disaster. The Executive Committee met informally throughout 2017.

Risk Oversight

Assessing and managing risk is the responsibility of TripAdvisor’s management. Our Board of Directors oversees and reviews certain aspects of our risk management efforts. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The President and Chief Executive Officer; the Senior Vice President, Chief Financial Officer and Treasurer; and the Senior Vice President, General Counsel and Secretary attend Board meetings and discuss operational risks with the Board. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our overall corporate strategy, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•	The Audit Committee has primary responsibility for discussing with management TripAdvisor’s major financial risks and the steps management has taken to monitor and control such risks.

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In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, the General Counsel, the Vice President of Tax and the Chief Accounting Officer as well as from representatives of information security, internal audit, the company’s compliance committee and the Company’s auditors. The Audit Committee makes regular reports to the Board of Directors. In addition, TripAdvisor has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•

The Compensation Committees consider and evaluate risks related to our cash and equity-based compensation programs, policies and practices and evaluate whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on TripAdvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committees, working with management, have assessed the compensation policies and practices for our employees, including our executive officers, and have concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on TripAdvisor

Ultimately, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducts annually an enterprise and internal audit risk assessment and uses the results of these assessments in its risk management efforts. In addition, management has formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards.

Director Nominations

Given the ownership structure of TripAdvisor and our status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board of Directors does not have specific requirements for eligibility to serve as a director of TripAdvisor, nor does it have a specific policy on diversity; however, the Board of Directors does consider, among other things, diversity when considering nominees to serve on our Board of Directors. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board of Directors considers a number of factors, including whether the professional and personal ethics and values of the candidate are consistent with those of TripAdvisor; whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to TripAdvisor, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions; whether the candidate is willing and able to devote the necessary time and energy to the work of the Board of Directors; and whether the candidate is prepared and qualified to represent the best interests of TripAdvisor’s stockholders.

Pursuant to the Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board of Directors so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and Rosenthaler as nominees for 2018. The other nominees to the Board of Directors were recommended by the Chairman and then were considered and recommended by the entire Board of Directors.

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The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically TripAdvisor has not received such recommendations.  However, the Board of Directors would consider such recommendations if made in the future.  Stockholders who wish to make such a recommendation should send the recommendation to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board of Directors.

Communications with the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board of Directors or certain specified directors. The Secretary will then review such correspondence and forward it to the Board of Directors, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board of Directors or to the specified director(s).

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PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the external accounting firm retained to audit the Company’s financial statements. The Audit Committee has retained KPMG LLP (“KPMG”) as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

KPMG has served as TripAdvisor’s independent registered public accounting firm continuously since the audit of the Company’s financial statements for the fiscal year ended December 31, 2014.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.  The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interest of the Company and its investors.  A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of TripAdvisor and our stockholders.

Required Vote

We ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.  With respect to the ratification of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

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Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was TripAdvisor’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.  The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees(1)	$2,203,537	$2,017,754
Audit-Related Fees(2)	$77,000	$1,000
Other Fees	2,730	2,730
Total Fees	$2,283,267	$2,021,484

(1)

Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control and consents and other services related to SEC matters.

(2)	Audit-Related fees include fees and expenses for consultations in connection with due diligence assistance.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting compensation of, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by TripAdvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from TripAdvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related, tax and all other services provided to us by KPMG in 2017 and 2016 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2017 and 2016, as described above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

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AUDIT COMMITTEE REPORT

Management has primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. TripAdvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles, and the effectiveness of TripAdvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board of Directors and assists the Board in monitoring (i) the integrity of our accounting, financial reporting and public disclosures process, (ii) our relationship with our independent registered public accounting firm, including qualifications, performance and independence, (iii) the performance of our internal audit department, and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met four times in 2017 and, among other things, took the following actions:

•	appointed KPMG as our auditors and discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•

reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2017, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;

•

discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), and received all written disclosures and letters required by the applicable requirements of the PCAOB;

•

discussed with the auditors its independence from TripAdvisor and TripAdvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;

•

reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and

•

regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Jeremy Philips

Spencer Rascoff

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PROPOSAL 3:

APPROVAL OF TRIPADVISOR, INC. 2018 STOCK AND ANNUAL INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options, restricted stock units and other stock-based incentive awards can play an important role in the success of TripAdvisor by encouraging and enabling our employees, officers, non-employee directors and consultants, upon whose judgment, initiative and efforts we largely depend for the success of our business, to acquire a proprietary interest in TripAdvisor. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of TripAdvisor and its stockholders, thereby stimulating their efforts on TripAdvisor’s behalf and strengthening their desire to remain with TripAdvisor.

On April 24, 2018, the Board of Directors approved the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan, or the 2018 Plan, subject to approval by the stockholders, primarily for the purpose of providing sufficient reserves of shares of our common stock to ensure our ability to continue to provide new hires, employees and management with equity incentives.  If approved, the number of shares reserved and available for issuance under the 2018 Plan would be 6,000,000 plus the number of shares available for issuance (and not subject to outstanding awards) under the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, or the 2011 Plan, as of the effective date of the 2018 Plan.  The 2018 Plan also incorporates various other important changes to reflect developments in law, including the Tax Cuts and Jobs Act of 2017, as passed by Congress in November 2017 (the “2017 Tax Act”).

Historical Burn Rate and Expected Duration

We are committed to managing the use of our equity incentives prudently to balance the benefits that equity compensation brings to our equity compensation programs against the dilution it causes our stockholders.  As a result, as part of our analysis when considering the number of shares to be reserved under the 2018 Plan, we reviewed key metrics that are typically used to evaluate such proposed increases.  One such metric considered was our “burn rate” calculation in order to quantify how quickly we use our stockholder capital.  Over the last three years, TripAdvisor has had an average unadjusted gross burn rate of 2.9%, well below the average unadjusted gross burn rate of 4.3% for companies in our peer group.  Over the same time frame, our average adjusted burn rate is 4.8% which is also below the average adjusted burn rate for companies in our peer group of 5.8%.  The adjusted burn rate assumes a 2x weighting for grants of restricted stock units, or RSUs.

As a result, we currently expect that the proposed share reserve under the 2018 Plan will be sufficient for currently-anticipated awards through 2021.  Expectations regarding future share usage could be impacted by a number of factors including but not limited to, hiring and promotion activity; the rate at which shares are returned to the 2018 Plan reserve upon the expiration, forfeiture and net share settlement of awards; the future performance of our stock price; terms of any potential future acquisitions and other factors.  While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

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Summary of Material Features of the 2018 Plan

Some of the material features of the 2018 Plan are as follows:

•

The total number of shares of common stock available for issuance under the 2018 Plan is 6,000,000 plus the number of shares available for issuance under the 2011 Plan as of the effective date of the 2018 Plan.

•

Shares of common stock underlying awards that are forfeited, cancelled or otherwise terminated and shares tendered or held back for taxes or to cover the exercise price of options under the 2018 Plan and the 2011 Plan will be added back to the reserve pool under the 2018 Plan.  Shares of common stock repurchased on the open market will not be added back to the shares available for issuance under the 2018 Plan.

•	Based on current grant practices, we currently expect that the 2018 Plan will provide the Compensation Committees with sufficient shares for grants through 2021.

•	The 2018 Plan does not allow for acceleration of equity awards solely upon a change in control (also known as a “single trigger”).

•	Stock options and stock appreciation rights may not be repriced in any manner without stockholder approval.
•	The 2018 Plan provides that, during any calendar year, the maximum value of awards made under the 2018 Plan and cash fees paid to any non-employee director shall not exceed $1,000,000.
•	Any material amendment to the 2018 Plan is subject to approval of our stockholders.
•	Unless sooner terminated, the 2018 Plan carries a 10-year term and will expire on June 21, 2028.

Summary of the 2018 Plan

The following description of certain features of the 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2018 Plan that is attached hereto as Appendix A.

Plan Administration.    The 2018 Plan is administered by the Compensation Committees. The Compensation Committees have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committees may delegate to an officer of TripAdvisor the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the 2018 Plan are the directors, officers, employees, and consultants of TripAdvisor and its subsidiaries or affiliates as selected from time to time by the Compensation Committees in their discretion. Approximately 3,200 individuals are currently eligible to participate in the 2018 Plan, which includes four executive officers, 3,188 employees who are not officers, and eight non-employee directors.

Plan and Individual Limits.    No more than 7,000,000 shares in the aggregate may be issued in the form of incentive stock options.  The 2018 Plan provides that the value of awards under the 2018 Plan and all other compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

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Types of Awards. The 2018 Plan allows for the grant of different types of awards including, but not limited to, options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and bonus awards.

•

Options.    The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify.  To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options under Section 422 of the Code or exceed the annual limit on incentive stock options. The exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the grant date. The term of each option will be fixed by the Compensation Committees and may not exceed ten years from the date of grant. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

Options may be exercisable in installments and the exercisability of options may be accelerated by the Compensation Committees. Upon exercise of options, the option exercise price must be paid in full by certified or bank check or other instrument acceptable to the Compensation Committees or, if authorized at the time the option is granted, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. In addition, the Compensation Committees may permit options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

•

Stock Appreciation Rights.    The Compensation Committees may award tandem or free-standing stock appreciation rights, subject to such conditions and restrictions as the Compensation Committees may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years from the grant date. The terms of the stock appreciation right (including whether the payment is made in common stock or cash) shall be determined by the Compensation Committees.

•

Restricted Stock.    The Compensation Committees may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include continued employment with TripAdvisor through a specified vesting period and/or the achievement of certain performance goals.

•

Restricted Stock Units.    The Compensation Committees may award restricted stock units to any participant. These units are ultimately payable in the form of shares of common stock, cash, or a combination of both and may be subject to such conditions and restrictions as the Compensation Committees may determine. As with restricted stock, these conditions and restrictions may include continued employment with TripAdvisor through a specified vesting period and/or the achievement of certain performance goals.

•

Other Stock-Based Awards.    The Compensation Committees may grant awards of common stock or other awards that are valued in whole or in part by reference to or are otherwise based upon or settled in common stock, including without limitation unrestricted stock, performance

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units, dividend equivalents and convertible debentures. Dividend equivalents to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalents granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.

•

Bonus Awards.    The Compensation Committees may grant bonuses under the 2018 Plan to participants. The bonuses may be payable in cash or common stock and may be subject to the achievement of certain performance goals.

Change in Control Provisions.    The 2018 Plan provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment within three months prior or 12 months following a change in control of the Company, other than for “cause” or “disability,” or by the participant for “good reason” (as all such terms are defined in the 2018 Plan), for participants serving in the position of Vice President or above, any and all restricted stock and restricted stock units held by such participant will automatically vest and any and all stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right.  The restrictions and conditions on all other awards will automatically be deemed waived. For the remaining participants, under such circumstances, only 50% of such participant’s equity awards shall accelerate.   In addition, the 2018 Plan provides that upon a participant’s death any and all restricted stock and restricted stock units held by such participant will automatically vest and any and all stock options and stock appreciation held by such participant will automatically become fully exercisable and will remain exercisable until the earlier of (i) the first anniversary of the date of such death and (ii) the expiration of the term of such award.

Adjustments for Stock Dividends, Stock Splits, Etc.    The 2018 Plan requires the Compensation Committees to make appropriate adjustments to the number of shares of common stock that are subject to the 2018 Plan, to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that TripAdvisor is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committees, participants may elect to have the minimum tax withholding obligations satisfied by authorizing TripAdvisor to withhold shares of common stock to be issued pursuant to the exercise or vesting or by an arrangement whereby a certain number of shares of stock issued pursuant to an award are immediately sold and proceeds from such sale are remitted to TripAdvisor in an amount that would satisfy the withholding amount due. The Compensation Committees may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination.    The Board of Directors may at any time amend, alter or discontinue the 2018 Plan and the Compensation Committees may unilaterally amend the terms of any award, prospectively or retroactively. However, no such action may materially impair rights of a participant with respect to a previously granted award without the participant’s consent, except for such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without stockholder approval to the extent such approval is required by applicable law or the listing standards of NASDAQ.

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New Plan Benefits

Because the grant of awards under the 2018 Plan is within the discretion of the Compensation Committees, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant pursuant to the 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2018 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2017: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Shares Subject to Awards	Dollar Value ($)(1)		Number of Shares or RSUs
Stephen Kaufer, President and Chief Executive Officer	34.71		780,000	28,578,210		852,000

Ernst Teunissen, Senior Vice President, Chief Financial Officer and Treasurer	42.81		144,227	4,499,973		105,115

Seth Kalvert, Senior Vice President, General Counsel and Secretary	42.81		123,100	2,124,960		49,637

Dermot Halpin, President, Vacation Rentals and Attractions	42.81		98,920	6,299,893		138,993

All current executive officers, as a group	37.30	(2)	1,146,247	41,453,027	(3)	1,145,745

All current directors who are not executive officers, as a group	—	(2)	—	1,749,762	(3)	48,958

All current employees who are not executive officers, as a group	42.66	(2)	1,187,114	171,950,183	(3)	3,847,457

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  We have disclosed the assumptions made in the valuation of the stock awards in “Note 4 - Stock Based Awards and Other Equity Based Instruments” in the notes to our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”).

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2018 Plan. It does not describe all federal tax consequences under the 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii)  the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

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If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.   Under Section 162(m) of the Code, the Company’s deduction for awards under the 2018 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Required Vote

We ask our stockholders to approve the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

With respect to approval of the 2018 Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will only be counted toward the tabulations of voting power present and entitled to vote on the 2018 Plan proposal and will have the same effect as votes against the proposal.  Brokers do not have discretion to vote on the proposal to approve the 2018 Plan and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE TRIPADVISOR, INC. 2018 STOCK AND ANNUAL INCENTIVE PLAN.

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PROPOSAL 4:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Overview

We are required to provide our stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers, or NEOs.  In recognition of the preference of our stockholders expressed at our 2012 annual meeting of stockholders, the Board holds “say on pay” advisory votes every three years.  Consistent with this practice and SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Our Board of Directors, with the Compensation Committees and senior management, is committed to designing an effective compensation program and recognizes that our stockholders have an interest in our executive compensation policies and practices.  Our executive compensation program is designed to attract, retain and motivate highly skilled executives with the experience and acumen that management and the Compensation Committees believe are necessary to achieve our long-term business objectives. In addition, the executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of executive officers with the interests of our stockholders by tying a significant portion of their compensation to our performance, thereby rewarding our executive officers for the creation of stockholder value.

Our last advisory vote on the compensation of our NEOs was held at our 2015 annual meeting of stockholders.  At that meeting, stockholders representing approximately 86% of the votes cast on the NEO compensation proposal approved, on an advisory basis, the compensation of our NEOs as disclosed in our proxy statement for that meeting.  Since then, our Compensation Committees have made modifications to our executive compensation program specifically to address concerns raised by our stockholders, the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. We have adopted features and policies that we believe ensure promotion of stockholders’ interests and strong corporate governance, including, but not limited to, the following:

•	Greater portions of compensation that are incentive based, or “at-risk”, as described in more detail in the section entitled “Compensation Discussion and Analysis”;
•	Increased focus on structuring annual bonus and equity awards so that payouts are tied to the achievement of financial targets and strategic objectives;
•	Equity awards are subject to a “clawback” policy;
•	Robust executive stock ownership guidelines;
•

Amendment of our stock plan to prohibit acceleration of equity awards upon a “single trigger” and to provide for “double trigger” arrangements in our change in control provisions and severance arrangements;

•	A policy that prohibits hedging, or hedging against losses, of TripAdvisor securities; and
•	Provisions in our equity plans that prohibit repricing of stock options without stockholder approval.

We will continue to evaluate ways to ensure that our executive compensation programs compensate our NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return.  We will continue to seek to align our

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NEOs’ incentive compensation opportunities to the achievement of short-term and long-term performance objectives that are directly aligned with the interest of our stockholders.

Required Vote

We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement, which include the disclosures in the “Executive Compensation” and “Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of our capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. This vote is advisory and therefore not binding on TripAdvisor, the Compensation Committees, or the Board of Directors. However, the Board and the Compensation Committees value the opinions TripAdvisor’s stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

With respect to the advisory vote on the compensation of our NEOs, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on this proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding TripAdvisor’s executive compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF TRIPADVISOR, INC.’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 5:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, this proposal, commonly known as a “say on frequency” proposal, enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to vote on future advisory resolutions to approve the compensation of our NEOs. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two or three years. At the 2012 annual meeting of stockholders, our stockholders determined to hold a vote, on an advisory basis, to approve the compensation of our NEOs every three years; however, the SEC rules require that stockholders vote on this proposal no less frequently than every six years.  In light of our stockholders’ prior stated preference, as expressed in the 2012 vote, our Board of Directors recommends that stockholders vote for a three-year interval for future advisory votes on the compensation of our NEOs.

In formulating its recommendation, our Board considered that a triennial vote on an advisory resolution to approve the compensation of our NEOs is a reasonable frequency, as it is more in line with the long-term nature of our equity compensation horizon and because it would allow for an appropriate interval between the vote and an opportunity to evaluate our consideration of the results of the prior vote, thereby enabling our stockholders to assess the impact of our NEO compensation policies and decisions.

Required Vote

We ask our stockholders to vote for, on an advisory basis, a 3-year interval for future advisory resolutions to approve the compensation of our NEOs. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of our capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. Although this vote will not be binding on TripAdvisor or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency at which we will include future advisory resolutions to approve the compensation of our NEOs in future proxy statements.

With respect to the interval for future advisory resolutions, you may vote for “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote at the meeting but will have the effect of a vote not cast on the specific proposal. Brokers do not have discretion to vote on the proposal regarding the frequency of our NEO compensation proposal and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF TRIPADVISOR, INC.’S NAMED EXECUTIVE OFFICERS EVERY “THREE YEARS.”

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes TripAdvisor’s executive compensation program as it relates to the following NEOs for fiscal 2017.

Name	Position
Stephen Kaufer	President and Chief Executive Officer
Ernst Teunissen	Senior Vice President, Chief Financial Officer and Treasurer
Seth J. Kalvert	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	President, Vacation Rentals and Attractions

The Board of Directors has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers.

Executive Summary and 2017 Business Highlights

We have a pay for performance philosophy that guides all aspects of our compensation decisions.  For example:

•	annual salary increases are tied to individual performance and business performance over the previous fiscal year;
•	annual incentive compensation is structured so that payouts are tied to the achievement of financial targets and require year-over-year improvement in revenue or share price;
•	long-term incentive compensation is structured so that target equity award values are linked to individual and business performance, while realized values are tied to our share price; and
•

the interests of our named executive officers are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with multi-year vesting requirements.

In fiscal 2017, we took important steps to position our company for long-term growth by investing in areas such as content, product development, supply growth and online and offline marketing. We also continued to diversify our consumer product offering by strengthening our leadership positions in Attractions and Restaurants. In 2017, the Company was able to achieve the following:

•

600 million user-generated reviews and opinions, or 29% growth year-over-year at December 31, 2017, covering approximately 1.2 million hotels, inns, B&Bs and specialty lodging, 750,000 vacation rentals, 4.6 million restaurants and 915,000 attractions, including tours and activities;

•	Average monthly unique visitors on TripAdvisor-branded websites and applications grew 17% in Q4 2017 and grew to 455 million during the third quarter of 2017, the Company’s seasonal peak;

•	Average monthly unique hotel shopper growth of 7% year-over-year, according to internal log files;

•	Launched a refreshed brand and hotel shopping user experience as well as a new brand advertising campaign focused on helping users find and book the best hotel prices;

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•

Full year 2017 consolidated revenue of approximately $1.6 billion, or 5% growth compared to 2016; Hotel segment revenue of approximately $1.2 billion, or 1% growth compared to 2016; Non-Hotel segment revenue of $360 million, or 24% growth compared to 2016; and

•

Full year 2017 Non-Hotel segment adjusted EBITDA* of $45 million, and full year 2017 Non-Hotel segment adjusted EBITDA margin of 13%, up from negative $28 million, or negative 10% adjusted EBTIDA margin, in 2016.

*Adjusted EBITDA is a non-GAAP financial measure.  Please refer to our 2017 Annual Report for a reconciliation of Adjusted EBITDA to Net Income, the most directly comparable financial measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles.

In addition to strong content, community and supply growth, senior management continued to focus on product enhancements and improving the traveler experience throughout the travel journey.  We believe these enhancements will continue to position the Company for long-term growth.

Compensation Program Objectives

Our compensation program is designed to attract, motivate and retain highly skilled employees with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of our long-term business objectives and to ensure that the compensation provided to these employees remains competitive with the compensation paid to similarly situated employees at comparable companies. The compensation program is also designed so that it does not encourage our named executive officers to take unreasonable risks relating to our business. In addition, the compensation program is designed to reward both short-term and long-term performance and to align the financial interests of our named executive officers with the interests of our stockholders.

Management and the Compensation Committees evaluate both performance and compensation levels to ensure that we maintain our ability to attract and retain outstanding employees. To that end, management and the Compensation Committees believe the executive compensation packages provided by TripAdvisor to our named executive officers should include both cash and equity-based compensation.

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Ms. Singh Cassidy and Messrs. Maffei, Hoag and Nishar, with Ms. Singh Cassidy acting as Chairperson of the Compensation Committee.  The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans; and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Ms. Singh Cassidy and Messrs. Hoag and Nishar. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Singh Cassidy is also the Chairperson of the Section 16 Committee.

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Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Mr. Kaufer, our President and Chief Executive Officer, annually reviews the performance of TripAdvisor and each named executive officer other than himself with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual bonus and grants of equity awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers. In 2017, the Compensation Committees retained Compensia, Inc. (“Compensia”), a management consulting firm providing executive compensation advisory services to compensation committees and senior management, to assist in an evaluation of TripAdvisor’s compensation peer group, to use the compensation peer group to compile and analyze competitive compensation market data for our named executive officers, to advise on matters related to our long-term incentive compensation structure and to evaluate equity compensation programs generally.  The compensation consultant also consults with the Compensation Committees about director compensation. The Compensation Committees consider input from their compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committees have determined that their relationship with Compensia and the work performed by Compensia on behalf of the Compensation Committees have not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to Compensia for work performed in 2017, which fees amounted to approximately $179,000.

Role of Stockholders

TripAdvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2017 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 18, 2015, which was approved by approximately 85% of the votes cast. Although stockholders expressed strong support for our executive compensation program in the last say-on-pay vote, since then, our Board of Directors has made modifications to our executive compensation program specifically to address concerns raised by some of our stockholders as well as based on the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We have historically held a say-on-pay vote every three years. At the Annual Meeting, stockholders will consider and vote upon the frequency of future say-on-pay votes.  Although such vote is advisory and non-binding on TripAdvisor and our Board of Directors, the Board will take into account the outcome of this vote in making a determination on the frequency of future say-on-pay votes.

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Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, an annual cash bonus and long-term incentive compensation in the form of equity awards. Generally, the Compensation Committees review these elements in the first quarter of each year in light of business and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term incentive compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have, therefore, refrained from adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

The following chart illustrates the composition of the target total direct compensation for the Chief Executive Officer and for the other current named executive officers between base salary, short term and long-term compensation. All elements of compensation are considered to be performance-based, or “at-risk”, with the exception of base salary.

(1)

CEO Total Compensation consists of 2017 annualized base salary, 2017 annual bonus target, the grant date fair-value of his 2013 and 2017 equity grants prorated for the portion of service period attributed to 2017 and the incremental expense associated with the modification in 2017 of a stock option originally granted in 2013.

(2)

Other NEO Total Compensation is defined as 2017 annualized base salary, 2017 annual bonus target, and the 2017 grant date value of annual equity awards as disclosed in the Summary Compensation Table.  The Other NEO Total Compensation Mix chart reflects the average Total Compensation of Messrs. Teunissen, Kalvert and Halpin.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.  The following chart illustrates the percentage of compensation which is fixed versus variable and the allocation between short and long-term compensation.

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(1)

For our CEO and Other NEOs, Fixed Compensation consists solely of 2017 annualized base salary.  For our CEO, Variable Compensation consists of 2017 annual bonus target and the grant date fair-value of the CEO’s 2013 and 2017 equity grants prorated for the portion of service period attributed to 2017 and the incremental expense associated with the modification of the option granted in 2013.  For Other NEOs, Variable Compensation consists of 2017 annual bonus target and the 2017 grant date value of annual equity awards as disclosed in the Summary Compensation Table.   Other NEO compensation also reflects the compensation averages for Messrs. Teunissen, Kalvert, and Halpin.

(2)

For our CEO and Other NEOs, short-term incentive compensation consists of 2017 annual bonus.  For our CEO, long-term incentive compensation consists of grant date fair-value of the CEO’s 2013 and 2017 equity grants prorated for the portion of service period attributed to 2017.  For Other NEOs, long-term incentive compensation is defined as grant date value of annual equity awards as disclosed in the Summary Compensation Table. Other NEO compensation reflects the compensation averages for Messrs. Teunissen, Kalvert, and Halpin.

Following recommendations from management or based on other considerations, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on a number of factors including, but not limited to, his or her responsibilities, prior experience, and salary levels of other executives within TripAdvisor. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

•	the named executive officer’s total compensation relative to other executives in similarly situated positions;
•	his or her individual performance relative to performance goals established between our President and Chief Executive Officer and the named executive officer;
•	his or her responsibilities, prior experience, and individual compensation history, including any non-standard compensation;
•	the terms of his or her employment agreement, if any;
•	competitive compensation market data, when available;
•	general economic conditions; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

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After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved 2017 salary changes for our named executive officers.  The table below describes, for each named executive officer, the 2016 base salary, the base salary increase and the 2017 base salary.

Name	2016 (1)	Annual Salary (Increase / Decrease)	2017 (2)
Stephen Kaufer	$700,000	$—	$700,000
Ernst Teunissen	$425,000	$14,875	$439,875
Seth Kalvert	$425,000	$14,875	$439,875
Dermot M. Halpin	$400,000	$30,000	$430,000
(1)	Reflects the base salary of the executive effective as of December 31, 2016.
(2)

Reflects the base salary of the executive effective December 31, 2017.  For Mr. Teunissen and Mr. Kalvert, reflects pay changes effective February 27, 2017.  For Mr. Halpin, reflects pay changes of $14,000 effective February 27, 2017 and $16,000 effective May 9, 2017.

Adjustments were made to the annual base salaries of the named executive officers, primarily in acknowledgement of the extent to which they had achieved their individual performance goals and in response to the analysis provided by Compensia on competitive compensation market data for executive officers within our peer group in comparable positions.

Annual Bonuses

Annual bonuses are awarded to recognize and reward each named executive officer’s annual contribution to Company performance. Unless otherwise provided by the provisions of his or her employment agreement, the target annual bonus opportunities for our named executive officers are generally established by the Compensation Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation).

In February 2018, management recommended bonuses with respect to calendar year 2017 for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance;
•	TripAdvisor’s performance against strategic initiatives;
•	the named executive officer’s target bonus opportunity, if any;
•	his or her individual performance;
•	the overall funding of the bonus pool;
•	the amount of bonus relative to other TripAdvisor employees;
•	general economic conditions; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

Annual incentive bonuses awarded to our named executive officers for 2017 were subject to the achievement of performance goals relating either to stock price performance or revenue, one of which

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was satisfied. These performance goals were designed to permit TripAdvisor to deduct all named executive officer compensation for 2017 in accordance with Section 162(m) of the Code. Specifically, the bonuses awarded to our named executive officers in 2017 were subject to the satisfaction of one of the following performance goals:

•	The revenues of TripAdvisor in fiscal 2017 must be greater than revenues in fiscal 2016, excluding the benefit of any acquisitions by TripAdvisor during this period; or
•

The closing price per share of TripAdvisor common stock as reported on NASDAQ shall be at least 5% higher than the closing price of TripAdvisor’s common stock on February 3, 2017, which was $51.96 per share, on any 30 trading days during the period beginning February 3, 2017 and ending December 31, 2017 (such days not necessarily consecutive), taking into account any Share Change or Corporate Transaction (each as defined in the 2011 Plan).

In general, these performance goals reflect the minimally acceptable Company performance that must be achieved for bonuses to be awarded to our named executive officers, but with respect to which there is substantial uncertainty when established. The Compensation Committees may exercise negative discretion in making the annual bonus awards.   As a result, while performance targets were used in setting compensation under this plan, ultimately the levels of those targets and the Compensation Committees’ use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan.

After consideration of the factors discussed above (including confirmation of satisfaction of the revenue performance goal established for the Company (and described above) and individual performance goals established between our President and Chief Executive Officer and the named executive officers), the Compensation Committees awarded 2017 bonuses to our NEOs.  The table below describes, for each named executive officer, the target bonus for 2017, the actual bonus paid and percentage of bonus paid relative to target.

Name	Target Bonus as % of Base Salary	Target Bonus	Bonus Award	Percentage of Award to Target
Stephen Kaufer	100%	$700,000	$350,000	50%
Ernst Teunissen	75%	$329,906	$286,670	87%
Seth Kalvert	67%	$294,716	$254,619	86%
Dermot M. Halpin	75%	$322,500	$600,000	186%

After consideration of the views of our stockholders, the practices of other companies in our peer group and the recommendation of our compensation consultant, the Compensation Committees have determined that in 2018, annual incentive bonuses awarded to our named executive officers for 2018 will be subject primarily to the achievement of performance goals relating to a combination of revenue and Adjusted EBITDA for the entire company or for specific business units, as appropriate.

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on TripAdvisor’s share price. Equity awards are also an important retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

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Typically, equity awards have been in the form of awards of RSUs and/or options to purchase shares of TripAdvisor common stock or some combination of the two. Stock options have an exercise price equal to the market price of TripAdvisor common stock on the date of grant, and, therefore, provide value to our named executive officers only if our stock price increases. Stock options generally vest over a period of four years. We believe stock options incentivize our named executive officers to sustain increases in stockholder value over extended periods of time. RSUs are a promise to issue shares of our common stock in the future provided that the named executive officer remains employed with us through the award’s vesting period. RSUs generally vest over a period of four years. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives.

The Compensation Committees review various factors considered by management when they establish TripAdvisor’s equity award grant pool including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance;
•	dilution rates, taking into account projected headcount growth and employee turnover;
•	equity compensation utilization by peer companies;
•	general economic conditions; and
•	competitive compensation market data regarding award values.

For specific awards to our named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance;
•	individual performance and future potential of the executive;
•	the overall size of the equity award pool;
•	award value relative to other TripAdvisor employees;
•	the value of previous awards and amount of outstanding unvested equity awards;
•	competitive compensation market data, to the degree that the available data is comparable; and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our named executive officers. After consideration of the factors discussed above, in February 2017 the Section 16 Committee granted the equity awards described below to our NEOs other than Mr. Kaufer in connection with our annual equity awards program.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs
Ernst Teunissen	$1,999,998	—	46,718
Seth Kalvert	$1,499,725	43,776	17,519
Dermot M. Halpin	$2,499,527	72,960	29,198

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Each of the equity awards described above vests in four equal annual installments commencing on February 15, 2018.  The stock options are exercisable at a price of $42.81 per share, the closing price of our common stock on the date of grant.

While we typically make annual equity grants for long-term incentive compensation to our executive officers in February of each year, Mr. Kaufer has not historically received annual grants and, instead, received a significant equity grant for long-term incentive compensation in August 2013, referred to as the 2013 CEO Award, and another in November 2017, referred to as the 2017 CEO Award.  The table below reflects the equity grant made in November 2017.  The Section 16 Committee has indicated that it does not currently contemplate that Mr. Kaufer would be eligible for another equity grant for long-term incentive compensation until August 2021.

In addition, in February 2017, after consultation with our compensation consultant and evaluation of the equity holdings of executive officers of other companies in our peer group, the Section 16 Committee determined it was appropriate to authorize a special engagement grant to certain of our senior leaders in order to ensure their continued retention and engagement.  The engagement grant was designed to place recipients within approximately the 50th percentile of the holdings of similarly situated employees in our peer group.  Moreover, in May 2017, after Mr. Halpin agreed to assume responsibility for our Attractions business unit, the Section 16 Committee determined it was appropriate to authorize a promotion grant to Mr. Halpin. As a result, in 2017, the Section 16 Committee granted the equity awards described below to Messrs. Kaufer, Teunissen, Kalvert and Halpin, not in connection with our long-term incentive program, but as special, one-time engagement grants and, in the case of Mr. Halpin, an additional promotion grant.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs
Stephen Kaufer	$42,097,482	780,000	852,000
Ernst Teunissen	$4,998,936	144,227	58,397
Seth Kalvert	$2,749,385	79,324	32,118
Dermot M. Halpin	$5,499,725	25,960	109,795

The 2017 CEO Award granted to Mr. Kaufer was a combination of time-based restricted stock units, time-based stock options and performance-based restricted stock units and is described in more detail in the “Executive Compensation – Grants of Plan-Based Awards” section below.   The engagement awards to Messrs. Teunissen, Kalvert and Halpin vest in four equal annual installments commencing on June 15, 2018.  The promotion award to Mr. Halpin vests in three equal annual installments commencing on December 31, 2017.  The vesting terms are described in more detail in the “Executive Compensation – Grants of Plan Based Awards” section below.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers also participate in employee benefits programs available to our employees generally, including the TripAdvisor Retirement Savings Plan. Under this plan, TripAdvisor matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits. Prior to his relocation from the United Kingdom to the United States, Mr. Halpin participated in our UK pension scheme, pursuant to which we match 100% of participant contributions, up to the first 5% of eligible compensation.  Following his relocation to the United Stated, Mr. Halpin was eligible for the benefits described above with respect to the TripAdvisor Retirement Savings Plan.

In addition, we provide other benefits to our named executive officers on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.

In situations where a named executive officer is required to relocate, TripAdvisor also provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits.  In 2015, Mr. Halpin relocated

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from the United Kingdom to our corporate headquarters in Needham, Massachusetts and received such relocation support as disclosed in the Summary Compensation Table. In connection with Mr. Halpin’s relocation to the United States, the Company and Mr. Halpin entered into a new employment arrangement providing for, among other things, the payment of Mr. Halpin’s compensation in U.S. Dollars.  Pursuant to that new employment arrangement, the Company also agreed to reimburse Mr. Halpin for fees and expenses associated with the preparation of his 2016 and 2017 tax returns and a personal travel allowance of $20,000 per year as well as a tax gross-up payment on the personal travel benefits.

TripAdvisor sponsors a Global Personal Travel Reimbursement program generally available to all employees, including our named executive officers, that provides for reimbursement of up to $750 per year for qualifying leisure travel and also provides all employees, including our NEOs, an annual holiday bonus in 2015 and 2016 in the form of a gift card as well as a tax gross-up payment on the value of the gift card.

Compensation-Related Policies

Executive Compensation Recovery, or “Clawback”, Provisions

TripAdvisor has an executive compensation recovery, or clawback, provision in our form of award agreements providing for recoupment of equity compensation. Each of TripAdvisor’s equity award documents provides that in the event an employee is terminated for Cause (as defined in the 2011 Plan and below) or resigns within two years after any event or circumstance that would have been grounds for termination of employment for Cause, then the employee agrees that certain equity securities issued to such employee (whether or not vested) may be forfeited and cancelled in their entirety upon such termination of employment. In such event, TripAdvisor may cause the employee to either (i) return the equity securities or shares of common stock issued upon exercise or vesting of such securities, or (ii) pay to TripAdvisor an amount equal to the aggregate amount, if any, that the employee had previously realized in respect of any and all shares of common stock acquired upon exercise or vesting of such equity awards.

We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements or amend our existing documents once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

Insider Trading and Hedging Policy

TripAdvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants that is designed to ensure compliance with relevant SEC regulations, including insider trading rules. TripAdvisor’s Insider Trading Policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of TripAdvisor securities.  These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts.  The policy also prohibits the pledge or use of company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board of Directors adopted guidelines which require that our named executive officers and members of our Board own shares of our common stock to further align their interests with those of our stockholders.  These guidelines require that our named executive officers and directors must directly hold securities having market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary or cash retainer, as set forth below:

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•	For our President and Chief Executive Officer, four times his annual base salary;
•	For all other named executive officers, two times his or her annual base salary; and
•	For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, 100% of shares of common stock and 50% of vested “in-the-money” stock options are counted.   Individuals subject to these guidelines are required to achieve the relevant ownership threshold on or before the later of December 31, 2020 or five years after commencing service.

These stock ownership guidelines were established after consideration of the Compensation Committees’ review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s stockholders.

Code of Business Conduct and Ethics

In April 2018, our Board of Directors adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors.  A copy of the Code of Business Conduct and Ethics is posted on our website at http://ir.tripadvisor.com/index.cfm.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for our named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors; and
•

Data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies, which include: (i) direct industry competitors, and (ii) non-industry companies with which TripAdvisor commonly competes for talent (including both regional and national competitors).

The Compensation Committees retained Compensia to periodically review the compensation peer group and to recommend possible changes.  Our business model is specialized in that we use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users.  Accordingly, Compensia identified comparable companies focusing on publicly-traded companies in the business to consumer (“B2C”) and software industries.

In November 2016, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing our executive officers’ 2017 base salaries, 2017 annual bonus targets and 2017 equity awards.  In November 2017, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing and considering our executive officers’ 2018 base salaries, 2018 annual bonus targets, and 2018 equity awards.  The newly-approved peer group differed from the prior peer group in that we eliminated two companies (LinkedIn and NetSuite) that were acquired and are no longer public companies and added two companies (GrubHub and Zynga) to

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more closely align with TripAdvisor’s revenues while also positioning TripAdvisor near the 50th percentile of market capitalization.

Following is a list of the companies currently constituting our peer group:

B2C Internet Companies	Software Companies

Booking Holdings, Inc.	Akamai Technologies, Inc.
Expedia, Inc.	ANSYS, Inc.
Groupon, Inc.	Citrix Systems, Inc.
GrubHub	RedHat, Inc.
IAC/InterActiveCorp.	Splunk, Inc.
Match Group	VeriSign, Inc.
Pandora Media, Inc. Shutterfly, Inc. Twitter, Inc. Wayfair, Inc. Yelp, Inc. Zillow Group Zynga

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but do not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Post-Employment Compensation

The Company has entered into employment agreements with each of Messrs. Kaufer, Kalvert and Teunissen and an offer letter with Mr. Halpin.  In November 2017, the Company entered into an amendment to each of Mr. Kaufer’s and Mr. Teunissen’s employment agreements and in February 2018 the Company entered into an amendment to Mr. Kalvert’s employment agreement.  Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control.”

We believe that a strong, experienced management team is essential and in the best interests of our company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the company and our stockholders. As a result, in 2017 we adopted a severance plan applicable to certain senior leaders (the “Severance Plan”). The Severance Plan formalizes and standardizes our severance practices for certain of our senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers, including Mr. Kaufer, as well as certain other senior leaders.  While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences.  The Severance Plan includes a provision that in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the executive shall prevail.  For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

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Our 2011 Plan originally provided that equity awards granted to certain executive officers would be entitled to accelerated vesting of certain of their outstanding and unvested equity awards in the event of a Change in Control of TripAdvisor (i.e. a “single trigger” acceleration provision).  In August 2013, after further evaluation of the “single trigger” acceleration provisions, the Compensation Committees determined that future equity awards made under the 2011 Plan would not be entitled to “single trigger” acceleration and, instead, the award agreements with respect to such equity awards would generally provide that any acceleration of vesting of the equity awards would be subject to “double trigger” rather than “single trigger” acceleration.  This means that accelerated vesting of outstanding and unvested equity awards granted on or after August 28, 2013, would generally only occur upon both a qualified termination of employment following a Change in Control.   In June 2016, our stockholders approved our amended and restated 2011 Plan which, among other matters, provided for acceleration of all equity awards upon the death of a participant.

The proposed 2018 Plan provides only for “double trigger” acceleration (i.e., acceleration upon termination by the Company other than for Cause or disability or resignation for Good Reason, in each case within three months prior to and 12 months following a change in control).  The proposed 2018 Plan also provides for acceleration of all equity awards upon the death of a participant.

Tax Considerations

Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. The 2017 Tax Act included changes to Section 162(m) effective for years after 2017.  Prior to 2018, “covered employees” included the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Financial Officer). For 2018 and later years, “covered employees” will include the Chief Executive Officer of the company, the Chief Financial Officer of the company, the three highest paid officers of the company (other than the Chief Executive Officer and the Chief Financial Officer) and any employee who qualified as a “covered employee” for any tax year beginning after 2016. For years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to “qualified performance-based compensation” that was based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. Effective for the years beginning on or after January 1, 2018, there is no exception for “qualified performance-based compensation”; but a transition rule provides that the “qualified performance-based compensation” exemption will continue to apply to grandfathered arrangements made pursuant to a binding contract in effect on or before November 2, 2017 that is not materially modified thereafter. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under our compensation programs may not be deductible as the result of Section 162(m). While our policy is generally been to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation Committees have, from time to time, concluded that compensation arrangements are in our best interests and the best interests of our stockholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility. Going forward, we intend to continue to design our executive compensation arrangements to be consistent with our best interests and those of our stockholders; accordingly, the Compensation Committees, while considering the tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Singh Cassidy and Messrs.  Maffei, Hoag and Nishar and the Section 16 Committee consists of Ms. Singh Cassidy and Messrs. Hoag and Nishar. None of Ms. Singh Cassidy or Messrs. Maffei, Hoag or Nishar was an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2017.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee, or the Compensation Committees, of the Board of Directors. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TripAdvisor’s 2018 Proxy Statement.

No portion of this Compensation Committees Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Compensation Committee:	Sukhinder Singh Cassidy (Chairperson) Jay C. Hoag
Gregory B. Maffei Dipchand (Deep) Nishar

Members of the Section 16 Committee:	Sukhinder Singh Cassidy (Chairperson)
Jay C. Hoag Dipchand (Deep) Nishar

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CEO PAY RATIO

Overview

In August 2015, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of a company’s principal executive officer to such company’s median employee’s total annual compensation, excluding the principal executive officer for purposes of this calculation.  The purpose of this new disclosure is to provide a measure of the equitability of pay within the organization.

The 2017 annual total compensation of our median employee, excluding Mr. Kaufer, our President and CEO, was $99,643. The 2017 annual total compensation of our President and CEO, as reported in our Summary Compensation Table, was $47,933,462. The ratio of the annual total compensation of our President and CEO to that of our median employee was 481 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Please note the following information to provide important context related to our employee population and to describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.

•

A substantial portion of our President and CEO’s total annual compensation for 2017 was the equity awards he received pursuant to the 2017 CEO Award, which had a grant date fair value of approximately $42 million. While we typically make long-term incentive compensation equity grants to our executive officers in February of each year, as described above, Mr. Kaufer received a significant equity grant in August 2013 and then received another significant award in November 2017.  The Section 16 Committee has indicated that it does not currently contemplate that Mr. Kaufer would be eligible for another equity grant in respect of long-term incentive compensation until August 2021.  Mr. Kaufer’s 2017 total annual compensation also includes an additional $4,772,880 attributed to the modification of the option granted in connection with the 2013 CEO Award.  If the grant date fair market value of the 2017 CEO Award was amortized over the vesting periods and we did not include the value of the modification of the 2013 CEO Award, the ratio of our CEO’s 2017 annual total compensation to that of our median employee 2017 would be 107 to 1.

•

TripAdvisor is a global company, with complex operations worldwide and many of our employees are located outside of the United States.  As of December 31, 2017, our workforce consisted of 3,228 full-time and part-time employees, including hourly employees. Approximately 51% of these employees are located in the United States, and the remaining 49% are located in Europe and throughout the rest of the world.

•	We selected December 31, 2017, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner.
•

We included all of our full-time, part-time, and temporary employees globally, but excluded our President and CEO. We annualized the compensation of approximately 600 full-time and part-time employees who were hired in 2017 but did not work for us for the entire fiscal year.  Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historic and forecasted rates as well as other factors. We did not make any cost of living adjustments.

•	The consistently applied compensation of measure used to identify our median employee was annualized base salary, short-term bonus at target and annual long-term equity incentive at target.

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•	We identified employees within $100 of the median 2017 annual total compensation and removed those employees who had anomalous compensation characteristics.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation earned by each of our named executive officers for services rendered in 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Stephen Kaufer (5) President and Chief Executive Officer	2017 2016 2015	700,000 700,000 700,000	350,000 525,000 770,000	28,578,210 — —	18,292,152 — —	13,100 8,110 8,110	47,933,462 1,233,110 1,478,110

Ernst Teunissen (6) Senior Vice President, Chief Financial Officer, and Treasurer	2017 2016 2015	437,014 425,000 61,712	286,670 255,000 53,125	4,499,973 999,978 1,999,940	2,498,960 — 4,999,156	8,100 8,110 5,508	7,730,717 1,688,088 7,119,441

Seth J. Kalvert Senior Vice President, General Counsel and Secretary	2017 2016 2015	437,014 420,817 398,475	254,619 227,800 236,694	2,124,960 849,965 799,934	2,124,150 849,834 799,906	13,100 13,110 13,110	4,953,843 2,361,526 2,248,119

Dermot M. Halpin (7) President, Vacation Rentals and Attractions	2017 2016 2015	421,092 398,423 433,177	600,000 180,000 211,336	6,299,893 1,249,957 374,986	1,699,359 1,249,778 374,948	21,550 58,346 274,020	9,041,894 3,136,504 1,668,467

(1)	The amounts reported in this column represent bonuses (cash and non-cash) paid to all NEOs in 2018, 2017 and 2016 for annual performance in 2017, 2016 and 2015.

(2)

The amounts reported represent the aggregate grant date fair value of stock and option awards granted in the year indicated, calculated in accordance with FASB ASC Topic 718.  We have disclosed the assumptions made in the valuation of the awards in “Note 4 - Stock Based Awards and Other Equity Based Instruments” in the notes to our consolidated financial statements in our 2017 Annual Report.  For performance-based RSUs granted to Mr. Kaufer in 2017, the value reported reflects the value of the awards at the grant date based upon the probable outcome of the performance conditions.  The value of Mr. Kaufer’s 2017 performance-based RSUs at the grant date, assuming the highest level of the performance conditions was achieved, is $17,239,688.  These equity awards are described in more detail in the tables below.  For Stephen Kaufer, the 2017 amounts for stock awards and option awards represent the value of the 2017 CEO Award and include the modification expense described below.  For Messrs. Teunissen, Kalvert and Halpin, the 2017 amounts for stock awards and option awards include the value of engagement grants granted to the NEOs in February 2017 and a promotion grant to Mr. Halpin in May 2017.  If the Company were to annualize the value of the 2017 CEO Award to Mr. Kaufer over the terms of the award and not include the expense related to the modification of the 2013 CEO Award, Mr. Kaufer’s total compensation for 2017 would be $10,705,394.  If the Company were to deduct the special grants to Messrs. Teunissen, Kalvert and Halpin, the NEOs’ total compensation for 2017 would be $2,731,781, $2,204,458 and $3,542,169, respectively.

(3)

On June 5, 2017, the Section 16 Committee approved a modification to the nonqualified stock option award granted on August 28, 2013 to Mr. Kaufer.  The modification provides that the option will expire on the tenth anniversary, instead of the seventh anniversary, of the grant date. As a result of the modification, incremental fair value of $4,772,880 will be recognized to stock-based compensation expense over the remaining vesting term and is reflected in stock awards for 2017.

(4)	See table below for information regarding the 2017 amounts reported.
(5)

In consideration for services rendered in fiscal 2016 and fiscal 2015, the Compensation Committees determined to pay Mr. Kaufer’s annual bonus in the form of cash and non-cash and the amounts reported above represent the cash and non-cash forms of annual bonus.  For 2015, Mr. Kaufer’s bonus was paid $630,000 in cash and $140,000 in equity.  For 2016, Mr. Kaufer’s bonus was paid $175,000 in cash, $175,000 in the form of a stock option award and $175,000 in the form of RSUs.

(6)

Mr. Teunissen’s employment commenced on November 9, 2015 and the base salary in 2015 reflects only salary earned after his employment commenced.  The bonus amount in 2015 was pro-rated for the term of service in that year.

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(7)

Mr. Halpin’s base salary was paid in GBP until October 1, 2015, after which Mr. Halpin relocated to the United States and his base salary began to be paid in USD.  The portion of Mr. Halpin’s compensation paid in GBP has been converted from GBP to USD at an exchange rate of 1.48 USD:1 GBP for 2015 (which was the exchange rate on December 31, 2015).

2017 All Other Compensation

Name	Matching Charitable Donation ($)(a)	Employer Retirement Contributions ($)(b)	Other ($)(c)	Total ($)
Stephen Kaufer	5,000	8,100	—	13,100
Ernst Teunissen	—	8,100	—	8,100
Seth J. Kalvert	5,000	8,100	—	13,100
Dermot M. Halpin	—	8,100	13,450	21,550
(a)	Represents matching charitable contributions made by The TripAdvisor Charitable Foundation on behalf of the named executive officers.
(b)

Represents matching contributions under the TripAdvisor Retirement Savings Plan as in effect through December 31, 2017, pursuant to which TripAdvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

(c)	Represents amount for personal tax services.

Grants of Plan-Based Awards

The table below provides information regarding the plan-based awards granted to our CEO in 2017, all of which were made pursuant to the 2011 Plan.

			Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Stephen Kaufer
Stock Options	8/28/13	(3)					1,100,000	72.52	4,772,878
	2/27/2017		—	—	—	—	13,759	42.81	174,921
	11/28/2017		—	—	—	—	780,000	34.71	13,519,272
RSUs	2/27/2017		—	—	—	4,087	—	—	174,964
	11/28/2017		—	—	—	426,000	—	—	14,786,460
	11/28/2017		—	213,000	266,250	—	—	—	6,398,520
	11/28/2017		106,500	213,000	266,250	—	—	—	7,393,230

(1)

Certain of the awards described below are based on the achievement of specific performance metrics:  (i) total stockholder return over the performance period January 1, 2018 through December 31, 2020; and (ii) financial and strategic metrics to be established each year for the fiscal years ended December 31, 2018, December 31, 2019, December 31, 2020,and December 31, 2021.  The amounts shown above represent the minimum number of shares of RSUs to be issued if the minimum performance conditions are met, the target number of RSUs to be issued if the targets for the performance conditions are met and the maximum number of RSUs to be issued if the maximum of the performance conditions are met.

(2)

The amounts reported represent the aggregate grant date fair value computed in accordance with GAAP, and may not correspond to the actual value that will be realized by the executive. See footnote (2) in the Summary Compensation Table above for more information regarding the determination of the grant date fair value of these awards.

(3)

Effective June 5, 2017, the Compensation Committees agreed to extend the exercise period of the options granted to Mr. Kaufer in August 2013, although the vesting schedule remains the same.  The amount reported in the Grant Date Fair Value of Stock and Option Awards column represents the incremental fair value of the award, computed as of the modification date.

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The table below provides information regarding the plan-based awards granted in 2017 to our NEOs  excluding our CEO, all of which were granted pursuant to the 2011 Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Ernst Teunissen
Stock Options	2/27/2017	—	144,227	42.81	2,498,960
RSUs	2/27/2017	58,397	—	—	2,499,976
	2/27/2017	46,718	—	—	1,999,998

Seth J. Kalvert
Stock Options	2/27/2017	—	79,324	42.81	1,374,413
	2/27/2017	—	43,776	42.81	749,737
RSUs	2/27/2017	32118	—	—	1,374,972
	2/27/2017	17,519	—	—	749,988

Dermot M. Halpin
Stock Options	2/27/2017	—	25,960	42.81	449,798
	2/27/2017	—	72,960	42.81	1,249,561
RSUs	2/27/2017	24,526	—	—	1,049,958
	2/27/2017	29,198	—	—	1,249,966
	5/9/2017	85,269	—	—	3,999,969
(1)

The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and may not correspond to the actual value that will be realized by the executive.  See footnote (2) in the Summary Compensation Table above for more information regarding the determination of the grant date fair value of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of stock options and RSUs by our named executive officers as of December 31, 2017. The market value of the RSUs is based on the closing price of TripAdvisor common stock on The NASDAQ Stock Market on December 29, 2017, the last trading day of the year, which was $34.46 per share.

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			Option Awards				Stock Awards
	Grant		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date		Exercisable	Unexercisable	($)	Date		($)		($)(9)
Stephen Kaufer	3/1/2011		70,785	—	20.87	3/1/2018	—	—	—	—
	11/30/2011		235,950	—	29.48	11/30/2018	—	—	—	—
	5/4/2012		250,000	—	40.20	5/4/2022	—	—	—	—
	8/28/2013	(1)	550,000	550,000	72.52	8/28/2023	—	—	—	—
	2/22/2016	(2)	1,439	4,317	63.11	2/22/2026	—	—	—	—
	2/27/2017		13,759	—	42.81	2/27/2027	—	—	—	—
	11/28/2017	(3)	—	780,000	34.71	11/28/2027	—	—	—	—
	11/28/2017	(3)	—	—	—	—	426,000	14,679,960	—	—
	11/28/2017	(4)	—	—	—	—	213,000	7,339,980	213,000	7,339,980
	11/28/2017	(5)	—	—	—	—	213,000	7,339,980	213,000	7,339,980

Ernst Teunissen	12/1/2015	(6)	—	141,424	82.93	12/1/2025	—	—	—	—
	2/22/2016	(2)	—	—	—	—	11,883	409,488	—	—
	2/27/2017	(2)	—	—	—	—	46,718	1,609,902	—	—
	2/27/2017	(7)	—	144,227	42.81	2/27/2027	—	—	—	—
	2/27/2017	(7)	—	—	—	—	58,397	2,012,361	—	—

Seth J. Kalvert	5/4/2012		50,000	—	40.20	5/4/2022	—	—	—	—
	2/28/2013		50,473	—	45.54	2/28/2023	—	—	—	—
	2/21/2014	(2)	18,395	6,131	96.92	2/21/2024	—	—	—	—
	2/21/2014	(2)	—	—	—	—	991	34,150	—	—
	2/26/2015	(2)	11,301	11,300	89.86	2/26/2025	—	—	—	—
	2/26/2015	(2)	—	—	—	—	4,450	153,347	—	—
	2/22/2016	(2)	8,738	26,212	63.11	2/22/2026	—	—	—	—
	2/22/2016	(2)	—	—	—	—	10,101	348,080	—	—
	2/27/2017	(2)	—	43,776	42.81	2/22/2027	—	—	—	—
	2/27/2017	(2)	—	—	—	—	17,519	603,705	—	—
	2/27/2017	(7)	—	79,324	42.81	2/22/2027	—	—	—	—
	2/27/2017	(7)	—	—	—	—	32,118	1,106,786	—	—

Dermot M. Halpin	2/27/2013		9,213	—	45.27	2/27/2023	—	—	—	—
	2/27/2013		40,200		45.27	2/27/2020	—	—	—	—
	2/21/2014	(2)	5,980	1,993	96.92	2/21/2024	—	—	—	—
	2/21/2014	(2)	—	—	—	—	967	33,323	—	—
	2/26/2015	(2)	5,298	5,296	89.86	2/26/2025	—	—	—	—
	2/26/2015	(2)	—	—	—	—	2,086	71,884	—	—
	2/22/2016	(2)	12,850	38,548	63.11	2/22/2026	—	—	—	—
	2/22/2016	(2)	—	—	—	—	14,854	511,867	—	—
	2/27/2017	(2)	—	72,960	42.81	2/27/2027	—	—	—	—
	2/27/2017	(2)	—	—	—	—	29,198	1,006,163	—	—
	2/27/2017	(7)	—	25,960	42.81	2/27/2027	—	—	—	—
	2/27/2017	(7)	—	—	—	—	24,526	845,166	—	—
	5/9/2017	(8)	—	—	—	—	56,846	1,958,913	—	—

(1)	Vests on August 28, 2018.

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(2)	Vests in four equal annual installments commencing on February 15th of the first year following the date of grant.
(3)	Vests in two equal installments on each of August 1, 2021 and August 1, 2022.
(4)

Represents the target number of shares to be issued assuming that, for the period from January 1, 2018 through December 31, 2020 the Company’s total shareholder return, or TSR, is 110% of the TSR of the NASDAQ Composite Total Return.  Award vests December 31, 2020 and will settle shortly following certification of achievement of performance criteria.

(5)

Represents the target number of shares to be issued assuming target achievement of financial and strategic performance metrics for 2018, 2019, 2020 and 2021.  One quarter of the award to vest on December 31st of the relevant year of performance and settle shortly following certification of achievement of the performance criteria for the year.

(6)	Vests in two equal installments on each of November 9, 2018 and November 9, 2019.
(7)	Vests in four equal installments on June 15th in each of the four years following the date of grant.
(8)	Vests in three equal installments on each of December 31, 2017, December 31, 208 and December 31, 2019.
(9)

The amounts reported in this column represent the market value of shares or units of stock that have not vested calculated by multiplying the number of RSUs that have not vested by $34.46, the closing price of TripAdvisor common stock on The NASDAQ Stock Market as of December 29, 2017, the last trading day in 2017.

Option Exercises and Stock Vested

The following table sets forth all stock option awards exercised and the taxable income realized upon exercise and all other stock awards vested and the taxable income realized upon vesting by the named executive officers during 2017.

		Option Awards		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting ($)(4)
Stephen Kaufer	2/17/2017	54,113	1,254,880	—	—
	2/27/2017	—	—	4,087	174,964

Ernst Teunissen	2/15/2017	—	—	3,962	206,777
	11/9/2017	—	—	12,058	381,756

Seth Kalvert	2/15/2017	—	—	6,585	343,671
	9/12/2017	31,855	550,384	—	—

Dermot Halpin	2/15/2017	—	—	8,033	419,242
	8/18/2017	6,595	62,982	—	—
	12/29/2017	—	—	28,423	980,594

(1)

The amounts reported in this column represent the gross number of shares acquired upon exercise of vested options without taking into account any shares that may have been withheld to cover option exercise price or applicable tax obligations.

(2)

The amounts reported in this column represent the taxable income recognized upon exercise of vested stock options calculated by multiplying (i) the number of shares of TripAdvisor’s common stock acquired upon exercise by (ii) the difference between the market price of TripAdvisor’s common stock at exercise and the exercise price of the options.

(3)

The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(4)

The amounts reported in this column represent the taxable income recognized upon the vesting of RSUs calculated by multiplying the gross number of RSUs vested by the closing price of TripAdvisor common stock on The NASDAQ Stock Market on the vesting date or, if the vesting occurred on a day on which The NASDAQ Stock Market was closed for trading, the next trading day.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

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Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with each of Messrs. Kaufer, Kalvert and Teunissen and an offer letter with Mr. Halpin.  Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control.”

We believe that a strong, experienced management team is essential and in the best interests of our company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the company and our stockholders. As a result, we adopted the Severance Plan applicable to certain senior leaders. The plan formalizes and standardizes our severance practices for our most senior leaders officers.  Adoption of the Severance Plan was approved by the Compensation Committees. Please refer to the section entitled “Potential Payments Upon Termination or Change in Control” for specific details regarding post-termination compensation and benefits for our named executive officers.

The Severance Plan applies to all named executive officers, including Mr. Kaufer.  While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences.  In addition, the Severance Plan includes a provision that in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the officer shall prevail.  For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

Change of Control Provisions in TripAdvisor’s 2011 Plan

The 2011 Plan provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment by the Company during the two-year period following a Change in Control other than for “Cause” or “Disability,” or by the participant for “Good Reason,” as each term is defined in the 2011 Plan, during such period, stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right, and the restrictions and conditions on all other awards will automatically be deemed waived.

Stephen Kaufer Employment Agreement

In March 2014, TripAdvisor, LLC entered into an employment agreement with Mr. Kaufer. The agreement had an original term of five years. Pursuant to the employment agreement, in the event that Mr. Kaufer’s employment terminates by reason of his death or disability, then:

•	TripAdvisor will pay Mr. Kaufer (or his estate) his base salary through the end of the month in which the termination occurs;
•	Any outstanding unvested equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and
•	Any unvested stock options held by Mr. Kaufer at the time of termination shall remain exercisable through the earlier of 18 months following termination or the scheduled expiration of such options.

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Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination occurs during the period commencing three months immediately prior to a Change in Control and ending 24 months immediately following the Change in Control (in each case as such terms are defined in the employment agreement and below), then:

•	TripAdvisor will pay Mr. Kaufer cash severance in an amount equal to 24 months of his base salary;
•

TripAdvisor will pay Mr. Kaufer in cash an amount equal to the premiums charged by TripAdvisor to maintain COBRA health insurance coverage for him and his eligible dependents for each month between the date of termination and 18 months thereafter;

•	TripAdvisor will pay to Mr. Kaufer a lump sum in cash equal to his annual target bonus, without pro-ration or adjustment;
•	All equity awards held by Mr. Kaufer that are outstanding and unvested shall immediately vest in full; and
•

Mr. Kaufer will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination is not in connection with a Change in Control, then:

•	TripAdvisor will continue to pay Mr. Kaufer’s base salary through 12 months following the date of termination;
•	TripAdvisor will consider in good faith the payment of an annual bonus on a pro rata basis based on actual performance during the year of termination;
•	TripAdvisor will pay COBRA health insurance coverage for Mr. Kaufer and his eligible dependents for 12 months following termination;
•

All equity awards held by Mr. Kaufer that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that awards that vest less frequently than annually will be treated as though such awards vested annually);

•

Any equity awards that do not vest in connection with a termination of employment shall remain outstanding for three months following termination, provided that there will be no additional vesting with respect to such awards unless a Change in Control occurs within such three-month period; and

•

Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kaufer executing and not revoking a separation and release in favor of TripAdvisor.  Each of the payments set forth above shall be offset by the amount of any cash compensation earned by Mr. Kaufer from another employer during the 12 months following his termination of employment.

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With respect to Mr. Kaufer’s equity awards granted in August 2013 and thereafter, either Mr. Kaufer agreed to waive the single trigger acceleration right upon a Change in Control or the award was issued pursuant to the 2011 Plan which did not include this benefit.  As a result, Mr. Kaufer’s awards will only accelerate upon a “double trigger.”

Mr. Kaufer has also agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, during the term of his employment and through the period ending 18 months after the termination of employment.

Effective November 28, 2017, the company entered into an amendment to employment agreement to, among other things, provide that:

•	Mr. Kaufer’s annual base salary would be increased from $700,000 to $800,000, effective January 1, 2018;
•	The term of Mr. Kaufer’s employment would be extended to March 31, 2023; and
•

A non-renewal of the employment agreement or expiration of the term will be treated as a termination of employment without Cause or resignation for Good Reason not in connection with a Change in Control, entitling Mr. Kaufer to benefits under his employment agreement.

Ernst Teunissen Employment Agreement

On October 6, 2015, the Company entered into an agreement with Mr. Teunissen, effective November 9. 2015.  Such employment agreement commenced on November 9, 2015 and was to expire on March 31, 2018, unless sooner terminated in accordance with its terms.    Pursuant to the employment agreement with Mr. Teunissen, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.  In the event that he terminates his employment for Good Reason or is terminated by TripAdvisor without Cause (in each case, as such terms are defined in the employment agreement and below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

TripAdvisor will pay COBRA health insurance coverage for Mr. Teunissen and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Teunissen that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Teunissen will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

TripAdvisor, Inc.  | 2018 Proxy Statement  55

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Teunissen executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Teunissen agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Effective November 28, 2017, the Company entered into an amendment to the employment agreement, to, among other things, provide that:

•	The term of Mr. Teunissen’s employment will be extended to March 31, 2021;
•

Upon a termination of employment without Cause or resignation for Good Reason not in connection with a Change in Control, the Company will continue to pay Mr. Teunissen’s base salary through the longer of (x) 12 months following such termination date, and (y) the remaining term of the employment agreement up to a maximum of 18 months; and

•

A non-renewal of the employment agreement or expiration of the term will be treated as a termination of employment without Cause or resignation for Good Reason not in connection with a Change of Control, entitling Mr. Teunissen to benefits under his employment agreement.

Seth J. Kalvert Employment Agreement

Effective May 19, 2016, the Company entered into an employment agreement with Mr. Kalvert, for a two-year term.  Pursuant to the employment agreement with Mr. Kalvert, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.   In the event that he terminates his employment for Good Reason or is terminated by TripAdvisor without Cause (in each case as such terms are defined in the employment agreement and below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

TripAdvisor will pay COBRA health insurance coverage for Mr. Kalvert and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Kalvert that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Kalvert will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Kalvert agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among

TripAdvisor, Inc.  | 2018 Proxy Statement  56

others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Effective February 19, 2018, the Company entered into an amendment to the employment agreement to, among other things, provide that:

•	The term of Mr. Kalvert’s employment will be extended to March 31, 2021;
•

Upon a termination of employment without Cause or resignation for Good Reason not in connection with a Change in Control, the Company will continue to pay Mr. Kalvert’s base salary through the longer of (x) 12 months following such termination date, and (y) the remaining term of the employment agreement up to a maximum of 18 months; and

•

A non-renewal of the employment agreement or expiration of the term will be treated as a termination of employment without Cause or resignation for Good Reason not in connection with a Change of Control, entitling Mr. Kalvert to benefits under his employment agreement.

Dermot M. Halpin Offer Letter

On May 9, 2017, the Company entered into a new offer letter with Dermot Halpin. Pursuant to the offer letter, in the event that the offer letter is terminated whether by Mr. Halpin for Good Reason, by TripAdvisor without Cause, or as a result of death or Disability (in each case, as such terms are defined in the offer letter and below) then:

•	TripAdvisor will continue to pay Mr. Halpin his base salary for a period of 12 months following termination;
•	TripAdvisor will pay COBRA health insurance coverage for Mr. Halpin and his eligible dependents until the earlier of 12 months following termination and the date Mr. Halpin becomes re-employed;
•	TripAdvisor will consider, in good faith, the payment of an annual bonus on a pro rata basis for the year in which the termination of employment occurs;
•

All equity awards held by Mr. Halpin that otherwise would have vested during the 12-month period following termination of employment will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Halpin will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Simultaneously with entering into the new offer letter, Mr. Halpin entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Mr. Halpin agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) one year after the termination of employment.

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Definitions

Under the employment agreements and offer letter, Cause means: (i) the plea of guilty or nolo contendere to, or conviction for, a felony offense by the executive; provided, however, that after indictment, TripAdvisor may suspend the executive from rendition of services but without limiting or modifying in any other way TripAdvisor’s obligations under the applicable employment agreement, (ii) a material breach by the executive of a fiduciary duty owed to TripAdvisor or its subsidiaries, (iii) material breach by the executive of certain covenants of the applicable employment agreement, (iv) the willful or gross neglect by the executive of the material duties required by the applicable employment agreement or (v) a knowing and material violation by the executive of any TripAdvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of the conduct described in clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided with written notice thereof.

Under the employment agreements and offer letter as well as under the 2011 Plan, Change in Control shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty TripAdvisor Holdings, Inc. and its affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc. and its respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or

TripAdvisor, Inc.  | 2018 Proxy Statement  58

equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by our stockholders of a complete liquidation or dissolution of the Company.

Under the employment agreements and offer letter, Good Reason means the occurrence of any of the following without the executive’s prior written consent: (A) TripAdvisor’s material breach of any material provision of the applicable employment agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at TripAdvisor,  (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 20 miles outside of their location of employment; provided that in no event shall the executive’s resignation be for Good Reason unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and the executive provides TripAdvisor with written notice thereof within 30 days after the executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that the executive believes constitutes Good Reason, (y) TripAdvisor fails to correct the event or circumstance so identified within 30 days after receipt of such notice, and (z) the executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

Notwithstanding the terms of the NEO employment agreements and offer letter described above, the Severance Plan includes a provision that in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the employee shall prevail.  For a description and quantification of the estimated potential payments in the event of a termination without Cause, resignation for Good Reason, Change in Control and termination without Cause or resignation for Good Reason in connection with a Change in Control, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”  The amounts reflected in this table reflect the “better of” the terms between the employment arrangements, the 2011 Plan and the Severance Plan.

Severance Plan

Effective August 7, 2017, the Company adopted the Severance Plan applicable to certain senior leaders of the Company. The Severance Plan formalizes and standardizes the Company’s severance practices for certain designated employees. Employees covered by the Severance Plan generally will be eligible to receive severance benefits in the event of a termination by the Company without Cause or, under certain circumstances, resignation by the employee for Good Reason. The severance benefits differ if there is a termination of employment in connection with a Change in Control. The severance benefits provided pursuant to the Severance Plan are determined based on the job classification of the employees and, in certain cases, his or her years of service with the Company.

Under the Severance Plan, in the event of a termination by the Company without Cause more than three months prior to a Change in Control or more than 12 months following a Change in Control, the severance benefits for the employee generally shall consist of the following:

•

continued payment of base salary for a period of six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service); and

•

continuation of coverage under the Company’s health insurance plan through the Company’s payment of COBRA premiums for a period of six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service).

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Under the Severance Plan, in the event of a termination by the Company without Cause or by the employee for Good Reason, in each case within three months prior to or 12 months following a Change in Control, the severance benefits for the participant shall consist of the following:

•

payment of a lump sum amount equal to (i) a minimum of 12 and up to 24 months of the participant’s base salary, plus (ii) the participant’s target bonus multiplied by 1, 1.5 or 2 (in each case, based on employee’s classification within the organization and years of service); and

•

payment of a lump sum amount equal to the premiums required to continue the participant’s medical coverage under the Company’s health insurance plan for a period of 12 to 24 months (in such case, based on employee’s classification within the organization and years of service).

The foregoing summary is qualified in its entirety by reference to the Severance Plan incorporated herein by reference to Exhibit 10.22 to the Company’s 2017 Annual Report.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers upon termination of his or her employment in the following circumstances: (i) a termination of employment by TripAdvisor without Cause not in connection with a Change in Control, (ii) resignation by him or her for Good Reason not in connection with a Change in Control, (iii) a Change in Control or (iv) a termination of employment by TripAdvisor without Cause or by him or her for Good Reason in connection with a Change in Control.

The amounts shown in the table (i) assume that the triggering event was effective as of December 29, 2017, the last business day of 2017; (ii) are based on the terms of the employment agreements in effect as of December 29, 2017 and do not reflect any subsequent amendments to the employment agreement; and (iii) are based on the “better of” such employment agreements or the terms of the Severance Plan, as specifically provided for in the Severance Plan.  The price of TripAdvisor common stock on which certain of the calculations are based was $34.46 per share, the closing price of TripAdvisor’s common stock on The NASDAQ Stock Market on December 29, 2017. These amounts are estimates of the incremental amounts that would be paid out to each named executive officer upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

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Name and Benefit	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)		Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Stephen Kaufer
Salary	1,050,000	1,050,000	—		1,400,000
Bonus (1)	350,000	350,000	—		1,400,000
Equity Awards (vesting accelerated)	6,386,532	6,386,532	2,044,572	(3)	29,359,920	(4)
Health & Benefits (2)	33,642	33,642	—		44,856
Total estimated value	7,820,174	7,820,174	2,044,572		32,204,776

Ernst Teunissen
Salary	659,813	659,813	—		659,813
Bonus (1)	286,670	286,670	—		494,859
Equity Awards (vesting accelerated)	1,042,105	1,042,105	—		4,031,751
Health & Benefits (2)	30,744	30,744	—		30,744
Total estimated value	2,019,332	2,019,332	—		5,217,167

Seth J. Kalvert
Salary	439,875	439,875	—		659,813
Bonus (1)	254,619	254,619	—		442,074
Equity Awards (vesting accelerated)	654,499	654,499			2,246,068
Health & Benefits (2)	22,428	22,428	—		33,642
Total estimated value	1,371,421	1,371,421			3,381,597

Dermot M. Halpin
Salary	430,000	430,000	—		645,000
Bonus (1)	600,000	600,000	—		483,750
Equity Awards (vesting accelerated)	1,682,234	1,682,234	—		4,427,317
Health & Benefits (2)	22,512	22,512	—		33,768
Total estimated value	2,734,746	2,734,746	—		5,589,835

(1)	Represents actual bonus amount for 2017, the payment of which the Company must consider in good faith, in both cases pursuant to the terms of the employment agreement.
(2)	Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the employment agreement.
(3)

In the event of a Change in Control, the time-based stock option and RSUs granted in connection with the 2017 CEO Award will be treated as though they vested annually pro-rata over the vesting period and become exercisable as of the effective date of the Change in Control and the remaining unvested tranches are due to vest pro-rata on each anniversary of the August 1, 2017 vesting commencement date.

(4)

Pursuant to the terms of Mr. Kaufer’s employment agreement, any equity awards that are outstanding and unvested at the time of such termination shall immediately vest in full as of the date of such termination of employment.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding shares of common stock that may be issued under TripAdvisor’s equity compensation plans consisting of the 2011 Plan, the Viator Inc. 2010 Stock Incentive Plan, and the Non-Employee Director Deferred Compensation Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	12,871,194	(1)	$52.78	(2)	9,527,557
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	12,871,194		—		9,527,557
(1)

Includes (i) 6,852,974 shares of common stock issuable upon the exercise of outstanding options, of which 13,659 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 6,014,884 shares of common stock issuable upon the vesting of RSUs, and (iii) 3,336 shares reserved for issuance of common stock issuable upon exercise of options granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(2)	Since RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

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DIRECTOR COMPENSATION

Overview

The Board of Directors sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of TripAdvisor common stock to further align their interests with those of our stockholders. Each non-employee director of TripAdvisor is eligible to receive the following compensation:

•	An annual cash retainer of $50,000, paid in equal quarterly installments;
•

An RSU award with a value of $250,000 (based on the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the date of grant), upon such director’s election to office, subject to vesting in full on the first anniversary of the grant date and, in the event of a Change in Control (as defined in the 2011 Plan and above), full acceleration of vesting;

•	An annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairperson); and
•	An additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairperson of the Compensation Committees.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board of Directors.

TripAdvisor employees do not receive compensation for serving as directors. Accordingly, Mr. Kaufer does not receive any compensation for his service as a director.

Non-Employee Director Deferred Compensation Plan

Under TripAdvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of TripAdvisor, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

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2017 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of TripAdvisor for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	65,000	249,966	314,966
Dipchand (Deep) Nishar	65,000	249,966	314,966
Jeremy Philips	70,000	249,966	319,966
Spencer M. Rascoff	70,000	249,966	319,966
Albert Rosenthaler	50,000	249,966	299,966
Sukhinder Singh Cassidy	75,000	249,966	324,966
Robert S. Wiesenthal	80,000	249,966	329,966
(1)

The amounts reported in this column represent the annual cash retainer amounts for services in 2017, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of the Company common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.

(2)

The amounts reported in this column represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the non-employee directors from their awards.

(3)

As of December 31, 2017, Messrs. Maffei, Nishar, Philips, Rascoff, and Wiesenthal and Ms. Singh Cassidy each held 6,994 unvested RSUs.  As of December 31, 2017, Mr. Rosenthaler held 8,188 unvested RSU’s.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 23, 2018, relating to the beneficial ownership of TripAdvisor’s capital stock by (i) each person or entity known to TripAdvisor to own beneficially more than 5% of the outstanding shares of TripAdvisor’s common stock or Class B common stock, (ii) each director and director nominee of TripAdvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts, 02494.

Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 23, 2018, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

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The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 125,819,936 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 23, 2018.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	30,959,751	(1)	22.3	12,799,999	(1)	100	57.6
12300 Liberty Boulevard Englewood, CO 80112
Eagle Capital Management, LLC	11,007,891	(2)	7.9	0		0	4.3
499 Park Avenue, 17th Floor, New York, NY 10022
The Vanguard Group	10,654,008	(3)	7.7	0		0	4.2
100 Vanguard Blvd Malvern, PA 19355
BlackRock, Inc.	10,284,829	(4)	7.4	0		0	4.1
55 East 52nd Street, New York, NY 10022
Jackson Square Partners, LLC	9,966,688	(5)	7.2	0		0	3.9
101 California Street, Suite 3750, San Francisco, CA 94111

Named Executive Officers and Directors
Gregory B. Maffei	20,018	(6)	*	0		0	*
Stephen Kaufer	1,516,601	(7)	1.1	0		0	*
Jay C. Hoag	2,281,000	(8)	1.7	0		0	*
Dipchand (Deep) Nishar	16,365	(9)	*	0		0	*
Jeremy Philips	23,723	(9)	*	0		0	*
Spencer M. Rascoff	16,711	(9)	*	0		0	*
Albert Rosenthaler	13,172	(9)	*	0		0	*
Sukhinder Singh Cassidy	19,723	(9)	*	0		0	*
Robert S. Wiesenthal	23,723	(9)	*	0		0	*
Ernst Teunissen	60,115	(10)	*	0		0	*
Seth J. Kalvert	179,075	(11)	*	0		0	*
Dermot M. Halpin	121,894	(12)	*	0		0	*
			*	0		0	*
All executive officers, directors and director nominees as a group (12 persons)	4,292,120	(13)	3.1	0		0	1.7

*	The percentage of shares beneficially owned does not exceed 1% of the class.
(1)

Based on information contained in a Schedule 13D/A filed with the SEC on July 1, 2016, by LTRIP.  Consists of 18,159,752 shares of common stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018, by Eagle Management, LLC (“Eagle”). According to the Schedule 13G/A, Eagle beneficially owns and has sole dispositive power with respect to 11,007,891 shares of common stock and has sole voting power with respect to 9,214,507 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2018, by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard beneficially owns 10,654,008 shares of common stock and has sole voting power with respect to 150,086 shares, shared voting power with respect to 19,734 shares, sole dispositive power with respect to 10,483,089 shares and shared dispositive power with respect to 170,919 shares.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 23, 2018, by BlackRock, Inc. According to the Schedule 13G, BlackRock beneficially owns and has sole dispositive power with respect to 10,284,829 shares of common stock but only has sole voting power with respect to 9,302,253 shares.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2018, by Jackson Square Partners, LLC (“Jackson”). According to the Schedule 13G, Jackson beneficially owns and has sole dispositive power with respect to 9,966,688 shares of common stock, has sole voting power with respect to 3,658,021 shares and shared voting power with respect to 2,257,806 shares.

(6)

Includes 1,938 shares of common stock that are held by the Maffei Foundation.  Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation.  Also includes 6,994 RSUs that will vest and settle within 60 days of April 23, 2018.

(7)	Includes options to purchase 1,052,587 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 23, 2018.

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(8)

These shares are held directly by an investment fund.  Jay C.Hoag is a Class A Member of Technology Crossover Management IX, Ltd. ("Management IX") and a limited partner of Technology Crossover Management IX, L.P. ("TCM IX"). Management IX is the sole general partner of TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of TCV IX TUMI GP, LLC, which in turn is the sole general partner of the investment fund.  Mr. Hoag may be deemed to beneficially own the shares held by TCV TUMI, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Also includes 6,994 RSUs that will vest and settle within 60 days of April 23, 2018.
(10)

Includes options to purchase 36,057 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 23, 2018 and 14,600 RSUs that will vest and settle within 60 days of April 23, 2018.

(11)

Includes options to purchase 170,370 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 23, 2018 and 8,030 RSUs that will vest and settle within 60 days of April 23, 2018.

(12)

Represents options to purchase 115,762 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 23, 2018 and 6,132 RSUs that will vest and settle within 60 days of April 23, 2018.

(13)

Includes options to purchase 1,374,776 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 23, 2018 and 77,720 RSUs that will vest and settle within 60 days of April 23, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, TripAdvisor officers and directors and persons who beneficially own more than 10% of a registered class of TripAdvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish TripAdvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to TripAdvisor and/or written representations that no additional forms were required, TripAdvisor believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2017, with the exception of the Form 4 for Sukhinder Singh-Cassidy filed February 10, 2017, which was filed late.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

In general, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock or immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and our stockholders.

The legal and accounting departments work with business units throughout TripAdvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of TripAdvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	TripAdvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of TripAdvisor and our stockholders.

Related Person Transactions

Relationship between Expedia and TripAdvisor

Upon consummation of the Spin-Off, Expedia was considered a related party under GAAP based on a number of factors, including, among others, common ownership of our shares and those of Expedia.  However, we no longer consider Expedia a related party.   For purposes of governing certain of the ongoing relationships between us and Expedia at and after the Spin-Off, and to provide for an orderly transition, we and Expedia entered into various agreements at the time of the Spin-Off, under which TripAdvisor has satisfied its obligations. However, TripAdvisor continues to be subject to certain post-spin obligations under the Tax Sharing Agreement between TripAdvisor and Expedia.

Under the Tax Sharing Agreement, we are generally required to indemnify Expedia for any taxes resulting from the Spin-Off (and any related interest, penalties, legal and professional fees, and all costs and damages associated with related stockholder litigation or controversies) to the extent such amounts

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resulted from (i) any act or failure to act by us described in the covenants in the Tax Sharing Agreement, (ii) any acquisition of our equity securities or assets or those of a member of our group, or (iii) any failure of the representations with respect to us or any member of our group to be true or any breach by us or any member of our group of any covenant, in each case, which is contained in the separation documents or in the documents relating to the IRS private letter ruling and/or the opinion of counsel. Refer to “Note 10 – Income Taxes” in the Company’s 2017 Annual Report for information regarding the status of completed and ongoing IRS audits of our consolidated income tax returns with Expedia.

Relationship among Liberty, LTRIP and TripAdvisor

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.

As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.4% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 22.3% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is generally entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.6% of our voting power.  As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

TripAdvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. TripAdvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. TripAdvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows TripAdvisor to “incorporate by reference” the information that TripAdvisor’s files with the SEC, which means that TripAdvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. TripAdvisor incorporates by reference its 2017 Annual Report.

ANNUAL REPORTS

TripAdvisor’s Annual Report to Stockholders for 2018, which includes our 2017 Annual Report (not including exhibits), is available at http://ir.tripadvisor.com/annual-proxy.cfm. Upon written request to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, TripAdvisor will provide, without charge, an additional copy of TripAdvisor’s 2016 Annual Report on Form 10-K. TripAdvisor will furnish any exhibit contained in the 2017 Annual Report upon payment of a reasonable fee. Stockholders may also review a copy of the 2017 Annual Report (including exhibits) by accessing TripAdvisor’s corporate website at www.tripadvisor.com or the SEC’s website at www.sec.gov.

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PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2019 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in TripAdvisor’s proxy materials for presentation at the 2019 Annual Meeting of Stockholders must ensure that their proposal is received by TripAdvisor no later than December 27, 2018, at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2019 Annual Meeting of Stockholders without inclusion of the proposal in TripAdvisor’s proxy materials are required to provide notice of such proposal to TripAdvisor at its principal executive offices no later than March 12, 2019.  TripAdvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, 2017 Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, 2017 Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 27, 2018

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TRIPADVISOR, INC.

2018 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants by providing the Company with a stock and long-term incentive plan providing incentives directly linked to stockholder value.

SECTION 2. DEFINITIONS

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“2011 Plan” means the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, as amended.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

“Applicable Exchange” means The NASDAQ Stock Market LLC, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means an Option, SAR, Restricted Stock, RSU, Performance Award, other stock-based award or Bonus Award granted or assumed pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Bonus Award” means a bonus award made pursuant to Section 11.

“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:  (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.  Notwithstanding the general rule of Section 3(a), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 13(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” has the meaning set forth in Section 3(a).

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“Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company” means TripAdvisor, Inc., a Delaware corporation, or its successor.

“Corporate Transaction” has the meaning set forth in Section 4(d).

“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long- term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

“Free-Standing SAR” has the meaning set forth in Section 6(b).

“Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, then, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the

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formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award described under Section 6(a).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Award” means an Award granted under this Plan of Common Stock, rights based upon, payable in or otherwise related to Shares (including Restricted Stock, RSUs or cash), as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, RSUs or Bonus Awards or other stock-based awards. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, business unit or divisional performance under one or more of the measures including but not limited to, revenue, earnings per share, total shareholder return, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA or return on capital).  Performance goals established by the Committee may also include individual strategic goals.

“Performance Period” means with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Affiliate is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” means this TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

“Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

“Restricted Stock” means an Award described under Section 7.

“Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

“RS Restriction Period” has the meaning set forth in Section 7(b)(ii).

“RSU” means an Award described under Section 8.

“RSU Restriction Period” has the meaning set forth in Section 8(b)(ii).

“SAR” has the meaning set forth in Section 7(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

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“Share” means a share of Common Stock.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Tandem SAR” has the meaning set forth in Section 6(b).

“Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment of 90 days or less because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Termination of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 3. ADMINISTRATION

(a)    Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Bonus Award;

(iii)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(iv)subject to Section 16, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(v)subject to Section 14, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

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(vii)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(viii)to decide all other matters that must be determined in connection with an Award; and

(ix)to otherwise administer the Plan.

(b)    Procedures.

(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii)Subject to Section 3(d), any authority granted to the Committee may also be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)    Delegation of Authority.  Subject to applicable law, the Committee may delegate any or all of its powers under the Plan to one or more other committees or officers of the Company (including persons other than members of the Committee) as it shall appoint with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated committee or the delegated individual(s).  Any such delegation by the Committee shall include limitations as to the amount of Common Stock underlying Awards that may be granted during specified periods and shall contain guidelines as to the determination of the exercise price.  Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)    Section 16(b) Compliance.  The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e)    Award Agreements. The terms and conditions of each Award (other than any Bonus Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 14 hereof.

SECTION 4.  COMMON STOCK SUBJECT TO PLAN

(a)    Shares Available for Awards. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be (i) 6,000,000, plus (ii) any Shares available for issuance under the 2011 Plan not issued or subject to outstanding Awards under such plan as of the Effective Date.  For purposes of this limitation, Shares underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired

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by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan or the 2011 Plan shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. The Shares available for delivery under this Plan may consist of authorized and unissued Shares, Shares held in treasury, Shares of Common Stock purchased or held by the Company for purposes of this Plan, or any combination thereof.

(b)    Plan Maximums.  The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 6,000,000 Shares.

(c)    Director Compensation Limit.  During a calendar year, no non-employee director may be granted any compensation (including cash and an Award) with a fair value, as determined under accounting rules, as of the Grant Date, in excess of $1,000,000.

(d)    Adjustment Provisions.

(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs.

(ii)In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, the number and kind of Shares or other securities subject to outstanding Awards; and (C) the exercise price of outstanding Options and SARs.

(iii)In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

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(iv)Any adjustment under this Section 4(d) need not be the same for all Participants.

(v)Any adjustments made pursuant to this Section 4(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 4(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 6.  OPTIONS AND STOCK APPRECIATION RIGHTS

(a)    Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)    Types and Nature of SARs. SARs may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

(c)    Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 6, and shall have the same exercise price as the related Option.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)    Exercise Price. The exercise price per Share subject to an Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, be cancelled for cash or other Award or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)    Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date. Notwithstanding the foregoing, if, by its terms, an Option, other than an Incentive Stock Option, would expire when trading in Shares is otherwise prohibited

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by law or by the Company’s Insider Trading Policy, as such may be amended from time to time, then the term of the Option will be automatically extended until the close of trading on the 30th trading day following the expiration of such prohibition.

(f)    Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.  In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting period for such period of time and on such terms as management of the Company shall deem appropriate.

(g)    Method of Exercise. Subject to the provisions of this Section 6, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)Payments may be made in the form of unrestricted Shares which have been held for more than six months (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii)To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii)For Options that are not Incentive Stock Options, payment may be made by “net exercise” arrangement, pursuant to which a Participant instructs the Committee to withhold a whole number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

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(h)    Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i)Nontransferability of Options and SARs. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or SAR shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 6(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 7.  RESTRICTED STOCK

(a)    Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of TripAdvisor, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b)    Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Performance Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock

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Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii)Except as provided in this Section 7 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 16(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 4(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason (other than death) during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.  Upon a Participant’s Termination of Employment by reason of death, during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock shall immediately and automatically vest.

(v)If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 8.  RESTRICTED STOCK UNITS

(a)    Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b)    Terms and Conditions. RSUs shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of RSUs upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Performance Awards. The conditions for grant, vesting or transferability and the other provisions of RSUs (including without limitation any Performance Goals) need not be the same with respect to each Participant.  In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting of such RSUs for such period of time and on such terms as management of the Company shall deem appropriate.

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(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such RSUs for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(iii)The Award Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 16(e) below).

(iv)Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s RSUs; and; provided, further, upon a Participant’s Termination of Employment by reason of death, during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs shall immediately and automatically vest.

(v)Except to the extent otherwise provided in the applicable Award Agreement, an award of RSUs shall be settled as and when the RSUs vest (but in no event later than 60 days thereafter).

SECTION 9. PERFORMANCE AWARDS

(a)    Generally.  An Award under the Plan may be in the form of a Performance Award.

(b)    Performance Goals.  Each Performance Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.   Performance Goals applicable to the Performance Award will be established by the Committee.

(c)    Other Restrictions.  The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

(d)    Measurement of Performance Against Performance Goals.  The Committee will, as soon as practicable after the close of a Performance Period, determine:

•	The extent to which the Performance Goals for such Performance Period have been achieved, and
•	The percentage of the Performance Awards, if any, earned as a result.

All determinations of the Committee will be absolute and final as to the facts and conclusions therein made and are binding on all parties. As promptly as practicable after the Committee has made the foregoing determination, each Eligible Individual who has earned Performance Award will be notified thereof.  Subject to Section 16(i), an Eligible Individual may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period.

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SECTION 10.  OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 11.  BONUS AWARDS

(a)    Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Bonus Awards that are Performance Awards shall be subject to the provisions of Section 9 of this Plan.

(b)    Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of:  (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. Subject to Section 16(k), the Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder. The Bonus Award to any Participant for any Plan Year or such shorter performance period may be reduced or eliminated by the Committee in its discretion.

SECTION 12. TERMINATION OF EMPLOYMENT

(a)    Generally. A Participant’s Awards shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i)Upon a Participant’s Termination of Employment by reason of death, any Award that was unvested at the time of death shall automatically vest (including but not limited to Performance Awards, which shall vest at target) and all such Options or SARs held by the Participant may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii)Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and the (B) expiration of the Term thereof;

(iii)Upon a Participant’s Termination of Employment for Cause, any unvested Award held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv)Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

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(v)Notwithstanding the above provisions of this Section 12(a), if a Participant dies after such Participant’s Termination of Employment but while any Option or SAR remains exercisable as set forth above, such Option or SAR may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or SAR would have been exercisable, absent this Section 12(a).

(b)    Exception.  Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

SECTION 13. CHANGE IN CONTROL PROVISIONS

(a)    Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty TripAdvisor Holdings, Inc., and its affiliates (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc., and its Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then

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outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)    Impact of Event/Double Trigger on Vice Presidents and Above. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of a Participant who, as of the date of termination has a title of Vice President or above, by the Company other than for Cause or Disability or by the Participant for Good Reason, then:

(i)any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii)all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

(iii)all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv)all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

(c)    Impact of Event/Double Trigger on Other Participants. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of any other Participant, by the Company other than for Cause or Disability or by the Participant for Good Reason:

(i)Fifty percent (50%) of any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control  shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii)Fifty percent (50%) of all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

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(iii)Fifty percent (50%) of all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv)Fifty percent (50%) of all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

Notwithstanding the foregoing, the Committee will continue to have plenary authority and complete discretion to, among other things, accelerate the vesting of all or a greater percentage of Awards held by such Participant.

(d)    Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 13 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 14. TERM, AMENDMENT AND TERMINATION

(a)    Effectiveness. The Plan shall be effective as of June 21, 2018 (the “Effective Date”), subject to approval by the affirmative vote of a majority of the outstanding shares of Common Stock present by person or by proxy at the Company’s 2018 Annual Meeting that are entitled to vote on a proposal to approve the adoption of the Plan.

(b)    Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)    Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code.

(d)    Amendment of Awards. Subject to Section 6(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 15. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that

TripAdvisor, Inc.  | 2018 Proxy Statement  A-15

constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

SECTION 16.GENERAL PROVISIONS

(a)    Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)    No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment.  The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.  In addition, the Committee may require Awards to be subject to mandatory share withholding up to the required withholding amount.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)    Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that

TripAdvisor, Inc.  | 2018 Proxy Statement  A-16

would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 16(e).

(f)    Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)    Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h)    Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)    Non-Transferability. Except as otherwise provided in Section 6(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j)    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k)    Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 16(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(l)    Indemnification. Each person who is or will have been a member of the Board or of the Committee and any designee of the Board or Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken

TripAdvisor, Inc.  | 2018 Proxy Statement  A-17

or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive and will be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

(m)    Compensation Recoupment or “Clawback” Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the Effective Date, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy will be applied to any Award that constitutes the deferral of compensation subject to Section 409A of the Code in a manner that complies with the requirements of Section 409A of the Code.

TripAdvisor, Inc.  | 2018 Proxy Statement  A-18

TRIPADVISOR, INC.
400 1ST AVENUE
NEEDHAM, MA 02494

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

**Nominees**

01 Gregory B. Maffei
02 Stephen Kaufer
03 Jay C. Hoag
04 Dipchand (Deep) Nishar
05 Jeremy Philips
06 Spencer M. Rascoff
07 Albert E. Rosenthaler
08 Robert S. Wiesenthal

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000380679_1 R1.0.1.17

02 0000000000

TRIPADVISOR, INC. 400 1ST AVENUE NEEDHAM, MA 02494 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.0000380679_1 R1.0.1.17 For All The Board of Directors recommends you vote FOR the nominees listed below: 0 1. Election of Directors Nominees 01 Gregory B. Maffei 02 Stephen Kaufer 06 Spencer M. Rascoff 07 Albert E. Rosenthaler The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 2. To ratify the appointment of KPMG LLP as 0 TripAdvisor, Inc.s independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. To approve the TripAdvisor, Inc. 2018 Stock and 0 Annual Incentive Plan. 4. To approve (on an advisory basis) the 0 compensation of our named executive officers. For address change/comments, mark here. (see reverse for instructions) Yes Please indicate if you plan to attend this meeting 0 Withhold For All All Except 0 0 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.03 Jay C. Hoag 04 Dipchand (Deep) Nishar 05 Jeremy Philips 08 Robert S. Wiesenthal The Board of Directors recommends a vote Against Abstain in favor of 3 YEARS for proposal 5. 1 year 2 years 3 years Abstain 5. To vote (on an advisory basis) on the 0 00 0 0 0 frequency of future advisory resolutions to approve the compensation of TripAdvisor's named executive officers. NOTE: In their discretion, the proxies are 0 0 authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.0 0 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M60336-Z60597

0000380679_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available atwww.proxyvote.com TRIPADVISOR, INC. Annual Meeting of Stockholders June 21, 2018 11:00 am This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am, Eastern Time on June 21,2018, at the Residence Inn located at 80 B Street, Needham, MA 02494, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side0000380679_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available atwww.proxyvote.com TRIPADVISOR, INC. Annual Meeting of Stockholders June 21, 2018 11:00 am This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am, Eastern Time on June 21,2018, at the Residence Inn located at 80 B Street, Needham, MA 02494, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side